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                           IMPAC SECURED ASSETS CORP.,
                                    Company,


                            IMPAC FUNDING CORPORATION
                                Master Servicer,


                                       and


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee




                        _________________________________


                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2001

                        _________________________________


                       Mortgage Pass-Through Certificates

                                  Series 2001-2





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                                TABLE OF CONTENTS
                                _________________

                                                                                                               Page
                                                                                                               ----
ARTICLE I

         DEFINITIONS..............................................................................................5
         1.01.  Defined Terms.....................................................................................5
         Accrual Period...........................................................................................5
         Advance  ................................................................................................5
         Aggregate Stated Principal Balance.......................................................................5
         Agreement................................................................................................5
         Allocated Realized Loss Amount...........................................................................5
         Anniversary..............................................................................................5
         Assignment...............................................................................................5
         Available Distribution Amount............................................................................5
         Balloon Loan.............................................................................................6
         Balloon Payment..........................................................................................6
         Bankruptcy Code..........................................................................................6
         Basic Principal Distribution Amount......................................................................6
         Book-Entry Certificate...................................................................................6
         Business Day.............................................................................................6
         Buydown Funds............................................................................................6
         Buydown Mortgage Loan....................................................................................6
         Cash Liquidation.........................................................................................6
         Certificate..............................................................................................7
         Certificate Account......................................................................................7
         Certificate Account Deposit Date.........................................................................7
         Certificateholder" or "Holder............................................................................7
         Certificate Insurance Payment............................................................................7
         Certificate Insurer......................................................................................7
         Certificate Insurer Default..............................................................................7
         Certificate Insurer Fee..................................................................................7
         Certificate Insurer Fee Rate.............................................................................8
         Certificate Owner........................................................................................8
         Certificate Policy.......................................................................................8
         Certificate Principal Balance............................................................................8
         Certificate Register.....................................................................................8
         Class    ................................................................................................8
         Class A Certificate......................................................................................8
         Class A-1 Certificate....................................................................................8
         Class A-2 Certificate....................................................................................9
         Class A-3 Certificate....................................................................................9
         Class A-4 Certificate....................................................................................9
         Class A-5 Certificate....................................................................................9
         Class A-IO Cap Rate......................................................................................9


                                        i




         Class A-IO Certificate..................................................................................10
         Class A Principal Distribution Amount...................................................................10
         Class B Certificate.....................................................................................10
         Class B Principal Distribution Amount...................................................................10
         Class M-1 Certificate...................................................................................11
         Class M-1 Principal Distribution Amount.................................................................11
         Class M-2 Certificate...................................................................................11
         Class M-2 Principal Distribution Amount.................................................................11
         Class R Certificate.....................................................................................12
         Class R-1 Interest......................................................................................12
         Class R-2 Interest......................................................................................12
         Class R-3 Interest......................................................................................12
         Class X Certificate.....................................................................................12
         Closing Date............................................................................................12
         Code     ...............................................................................................12
         Collateral Value........................................................................................12
         Commission..............................................................................................12
         Commitment Letter.......................................................................................12
         Company  ...............................................................................................13
         Compensating Interest...................................................................................13
         Corporate Trust Office..................................................................................13
         Corresponding Certificate...............................................................................13
         Cumulative Insurance Payments...........................................................................13
         Curtailment.............................................................................................13
         Custodial Account.......................................................................................13
         Cut-off Date............................................................................................13
         Defaulted Mortgage Loan.................................................................................13
         Deficient Valuation.....................................................................................13
         Definitive Certificate..................................................................................14
         Deleted Mortgage Loan...................................................................................14
         Delinquency Rate........................................................................................14
         Depository..............................................................................................14
         Depository Participant..................................................................................14
         Determination Date......................................................................................14
         Disqualified Organization...............................................................................14
         Distribution Date.......................................................................................15
         Due Date ...............................................................................................15
         Due Period..............................................................................................15
         Eligible Account........................................................................................15
         Event of Default........................................................................................16
         Excess Overcollateralized Amount........................................................................16
         Excess Proceeds.........................................................................................16
         Extra Principal Distribution Amount.....................................................................16
         Fannie Mae..............................................................................................16
         FDIC     ...............................................................................................16
         Final Scheduled Distribution Date.......................................................................16


                                       ii




         Fitch    ...............................................................................................16
         Freddie Mac.............................................................................................16
         Funding Date............................................................................................16
         GEMICO   ...............................................................................................16
         GEMICO Fee..............................................................................................16
         GEMICO Insured Loans....................................................................................16
         GEMICO Policy...........................................................................................17
         GEMICO Rate.............................................................................................17
         Initial Certificate Principal Balance...................................................................17
         Initial Notional Amount.................................................................................17
         Insurance Policy........................................................................................17
         Insurance Proceeds......................................................................................17
         Insured Certificates....................................................................................17
         Insured Payment.........................................................................................17
         Interest Remittance Amount..............................................................................17
         Late Collections........................................................................................17
         Late Payment Rate.......................................................................................18
         Liquidated Mortgage Loan................................................................................18
         Liquidation Proceeds....................................................................................18
         Loan-to-Value Ratio.....................................................................................18
         Lockout Certificate Percentage..........................................................................18
         Lockout Distribution Percentage.........................................................................18
         Lost Note Affidavit.....................................................................................19
         Marker Rate.............................................................................................19
         Master Servicer.........................................................................................20
         Servicing Fees..........................................................................................20
         Servicing Fee Rate......................................................................................20
         Maximum Uncertificated Accrued Interest Deferral Amount.................................................20
         Mezzanine Certificate...................................................................................21
         Monthly Interest Distributable Amount...................................................................21
         Monthly Payment.........................................................................................21
         Moody's  ...............................................................................................22
         Mortgage ...............................................................................................22
         Mortgage File...........................................................................................22
         Mortgage Loan...........................................................................................22
         Mortgage Loan Purchase Agreement........................................................................22
         Mortgage Loan Schedule..................................................................................22
         Mortgage Note...........................................................................................23
         Mortgage Rate...........................................................................................23
         Mortgaged Property......................................................................................24
         Mortgagor...............................................................................................24
         Net Liquidation Proceeds................................................................................24
         Net Monthly Excess Cashflow.............................................................................24
         Net Mortgage Rate.......................................................................................24
         Net Prepayment Interest Shortfall.......................................................................24
         Net WAC Rate............................................................................................24


                                       iii




         Nonrecoverable Advance..................................................................................24
         Non-United States Person................................................................................25
         Notional Amount.........................................................................................25
         Officers' Certificate...................................................................................25
         Opinion of Counsel......................................................................................25
         Optional Termination Date...............................................................................25
         Optional Termination Holder.............................................................................25
         OTS      ...............................................................................................25
         Outstanding Mortgage Loan...............................................................................25
         Overcollateralization Deficiency Amount.................................................................26
         Overcollateralization Release Amount....................................................................26
         Overcollateralization Target Amount.....................................................................26
         Overcollateralized Amount...............................................................................26
         Ownership Interest......................................................................................26
         Pass-Through Rate.......................................................................................26
         Percentage Interest.....................................................................................28
         Permitted Investment....................................................................................29
         Permitted Transferee....................................................................................30
         Person   ...............................................................................................30
         Prepayment Assumption...................................................................................30
         Prepayment Interest Shortfall...........................................................................30
         Prepayment Period.......................................................................................30
         Primary Hazard Insurance Policy.........................................................................30
         Primary Insurance Policy................................................................................30
         Principal Distribution Amount...........................................................................30
         Principal Prepayment....................................................................................31
         Principal Prepayment in Full............................................................................31
         Principal Remittance Amount.............................................................................31
         Prospectus Supplement...................................................................................31
         Purchase Price..........................................................................................31
         Qualified Insurer.......................................................................................31
         Qualified Substitute Mortgage Loan......................................................................32
         Radian   ...............................................................................................32
         Radian Insured Loans....................................................................................32
         Radian Lender-Paid PMI Policy...........................................................................32
         Radian PMI Policy Rate..................................................................................32
         Rating Agency...........................................................................................32
         Realized Loss...........................................................................................32
         Record Date.............................................................................................33
         Regular Certificate.....................................................................................33
         Reimbursement Amount....................................................................................33
         Relief Act..............................................................................................33
         Relief Act Interest Shortfall...........................................................................33
         REMIC    ...............................................................................................33
         REMIC 1  ...............................................................................................33
         REMIC 1 Regular Interest LT1A...........................................................................34


                                       iv




         REMIC 1 Regular Interest LT1B...........................................................................34
         REMIC 1 Regular Interests...............................................................................34
         REMIC 2  ...............................................................................................34
         REMIC 2 Interest Loss Allocation Amount.................................................................34
         REMIC 2 Overcollateralization Target Amount.............................................................34
         REMIC 2 Overcollateralized Amount.......................................................................34
         REMIC 2 Principal Loss Allocation Amount................................................................35
         REMIC 2 Regular Interest LT2A...........................................................................35
         REMIC 2 Regular Interest LT2A-IO........................................................................35
         REMIC 2 Regular Interest LT2B...........................................................................35
         REMIC 2 Regular Interest LT2C...........................................................................35
         REMIC 2 Regular Interest LT2D...........................................................................36
         REMIC 2 Regular Interest LT2E...........................................................................36
         REMIC 2 Regular Interest LT2F...........................................................................36
         REMIC 2 Regular Interest LT2G...........................................................................36
         REMIC 2 Regular Interest LT2H...........................................................................36
         REMIC 2 Regular Interest LT2I...........................................................................36
         REMIC 2 Regular Interest LT2J...........................................................................36
         REMIC 2 Regular Interests...............................................................................37
         REMIC 3  ...............................................................................................37
         REMIC Provisions........................................................................................37
         REMIC Regular Interest..................................................................................37
         Remittance Report.......................................................................................37
         REO Acquisition.........................................................................................37
         REO Disposition.........................................................................................37
         REO Imputed Interest....................................................................................37
         REO Proceeds............................................................................................38
         REO Property............................................................................................38
         Request for Release.....................................................................................38
         Residual Interest.......................................................................................38
         Responsible Officer.....................................................................................38
         Rolling Three Month Delinquency.........................................................................38
         Seller   ...............................................................................................38
         Servicing Account.......................................................................................38
         Servicing Advances......................................................................................38
         Servicing Guide.........................................................................................39
         Servicing Officer.......................................................................................39
         Single Certificate......................................................................................39
         Standard & Poor's.......................................................................................39
         Startup Day.............................................................................................39
         Stated Principal Balance................................................................................39
         Stepdown Date...........................................................................................39
         Sub-Servicer............................................................................................39
         Sub-Servicer Remittance Date............................................................................39
         Sub-Servicing Account...................................................................................40
         Sub-Servicing Agreement.................................................................................40


                                        v




         Sub-Servicing Fees......................................................................................40
         Sub-Servicing Fee Rate..................................................................................40
         Substitution Adjustment.................................................................................40
         Tax Returns.............................................................................................40
         Transfer ...............................................................................................40
         Transferor..............................................................................................40
         Trigger Event...........................................................................................40
         Trust Fund..............................................................................................40
         Trustee  ...............................................................................................41
         Trustee's Fee...........................................................................................41
         Trustee Fee Rate........................................................................................41
         Uncertificated Accrued Interest.........................................................................41
         Uncertificated Notional Amount..........................................................................41
         Uncertificated Principal Balance........................................................................41
         Uncertificated Pass-Through Rate........................................................................41
         Uncertificated REMIC 1 Pass-Through Rate................................................................41
         Uncertificated REMIC 2 Pass-Through Rate................................................................41
         Underwriter.............................................................................................42
         Uninsured Cause.........................................................................................42
         United States Person....................................................................................42
         Unpaid Interest Shortfall Amount........................................................................42
         Voting Rights...........................................................................................43
         Wendover ...............................................................................................43
         1.02     Allocation of Certain Interest Shortfalls......................................................43

ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS;
         ORIGINAL ISSUANCE OF CERTIFICATES.......................................................................45
         2.01.    Conveyance of Mortgage Loans...................................................................45
         2.02.    Acceptance of the Trust Fund by the Trustee....................................................48
         2.03.    Representations, Warranties and Covenants of the Master Servicer and the
                  Company........................................................................................49
         2.04.    Representations and Warranties of the Seller...................................................51
         2.05.    Issuance of Certificates; Conveyance of  REMIC Regular Interests and
                  Acceptance of REMIC 2 by the Trustee...........................................................53

ARTICLE III

         ADMINISTRATION AND SERVICING
         OF THE TRUST FUND.......................................................................................55
         3.01.    Master Servicer to Act as Master Servicer......................................................55
         3.02.    Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.............................56
         3.03.    Successor Sub-Servicers........................................................................57
         3.04.    Liability of the Master Servicer...............................................................57


                                       vi




         3.05.    No Contractual Relationship Between Sub-Servicers and Trustee or
                  Certificateholders.............................................................................58
         3.06.    Assumption or Termination of Sub-Servicing Agreements by Trustee...............................58
         3.07.    Collection of Certain Mortgage Loan Payments...................................................59
         3.08.    Sub-Servicing Accounts.........................................................................60
         3.09.    Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................60
         3.10.    Custodial Account..............................................................................61
         3.11.    Permitted Withdrawals From the Custodial Account...............................................62
         3.12.    Permitted Investments..........................................................................63
         3.13.    Maintenance of Primary Hazard Insurance. ......................................................63
         3.14.    Enforcement of Due-on-Sale Clauses; Assumption Agreements......................................66
         3.15.    Realization Upon Defaulted Mortgage Loans......................................................67
         3.16.    Trustee to Cooperate; Release of Mortgage Files................................................68
         3.17.    Servicing Compensation.........................................................................69
         3.18.    Maintenance of Certain Servicing Policies......................................................70
         3.19.    Annual Statement as to Compliance..............................................................70
         3.20.    Annual Independent Public Accountants' Servicing Statement.....................................71
         3.21.    Access to Certain Documentation................................................................71
         3.22.    Title, Conservation and Disposition of REO Property............................................72
         3.23.    Additional Obligations of the Master Servicer..................................................74
         3.24     Optional Purchase of Defaulted Mortgage Loans..................................................74
         3.25.    Additional Obligations of the Company..........................................................74
         3.26.    Periodic Filings with the Securities and Exchange Commission; Additional
                  Information....................................................................................75
         3.27.    Administration of Buydown Funds................................................................75

ARTICLE IV

         PAYMENTS TO CERTIFICATEHOLDERS..........................................................................77
         4.01.    Distributions..................................................................................77
         4.02.    Statements to Certificateholders...............................................................82
         4.03.    Remittance Reports; Advances by the Master Servicer............................................84
         4.04.    Distributions on the REMIC Regular Interests...................................................86
         4.05.    Allocation of Realized Losses..................................................................88
         4.06.    Information Reports to Be Filed by the Master Servicer.........................................89
         4.07.    Compliance with Withholding Requirements.......................................................89

ARTICLE V

         THE CERTIFICATES........................................................................................90
         5.01.    The Certificates...............................................................................90
         5.02.    Registration of Transfer and Exchange of Certificates..........................................91
         5.03.    Mutilated, Destroyed, Lost or Stolen Certificates..............................................96
         5.04.    Persons Deemed Owners..........................................................................96
         5.05.    Rule 144A Information..........................................................................96



                                       vii




ARTICLE VI

         THE COMPANY AND THE MASTER SERVICER.....................................................................98
         6.01.    Liability of the Company and the Master Servicer...............................................98
         6.02.    Merger, Consolidation or Conversion of the Company or the Master Servicer......................98
         6.03.    Limitation on Liability of the Company, the Master Servicer and Others.........................98
         6.04.    Limitation on Resignation of the Master Servicer...............................................99
         6.05.    Sale and Assignment of Master Servicing........................................................99

ARTICLE VII

         DEFAULT................................................................................................101
         7.01.    Events of Default.............................................................................101
         7.02.    Trustee to Act; Appointment of Successor......................................................103
         7.03.    Notification to Certificateholders............................................................104
         7.04.    Waiver of Events of Default...................................................................104
         7.05.    List of Certificateholders....................................................................104

ARTICLE VIII

         CONCERNING THE TRUSTEE.................................................................................105
         8.01.    Duties of Trustee.............................................................................105
         8.02.    Certain Matters Affecting the Trustee.........................................................106
         8.03.    Trustee Not Liable for Certificates or Mortgage Loans.........................................107
         8.04.    Trustee May Own Certificates..................................................................107
         8.05.    Trustee's Fees................................................................................108
         8.06.    Eligibility Requirements for Trustee..........................................................108
         8.07.    Resignation and Removal of the Trustee........................................................109
         8.08.    Successor Trustee.............................................................................109
         8.09.    Merger or Consolidation of Trustee............................................................110
         8.10.    Appointment of Co-Trustee or Separate Trustee.................................................110

ARTICLE IX

         TERMINATION............................................................................................112
         9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon
                  Purchase of Certificates......................................................................112
         9.02.    Termination of REMIC 2 and REMIC 3............................................................114
         9.03.    Additional Termination Requirements...........................................................114

ARTICLE X

         REMIC PROVISIONS.......................................................................................116
         10.01.   REMIC Administration..........................................................................116
         10.02.   Prohibited Transactions and Activities........................................................118
         10.03.   Master Servicer and Trustee Indemnification...................................................119


                                      viii





ARTICLE XI

         MISCELLANEOUS PROVISIONS...............................................................................120
         11.01.   Amendment.....................................................................................120
         11.02.   Recordation of Agreement; Counterparts........................................................121
         11.03.   Limitation on Rights of Certificateholders....................................................122
         11.04.   Governing Law.................................................................................122
         11.05.   Notices.......................................................................................122
         11.06.   Severability of Provisions....................................................................123
         11.07.   Successors and Assigns........................................................................123
         11.08.   Article and Section Headings..................................................................123
         11.09.   Notice to Rating Agencies.....................................................................123

ARTICLE XII

         CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER......................................................125
         12.01.   Rights of the Certificate Insurer To Exercise Rights of Insured Certificateholders
                   .............................................................................................125
         12.02.   Claims Upon the Certificate Policy; Certificate Insurance Account.............................125
         12.03.   Effect of Payments by the Certificate Insurer; Subrogation....................................126
         12.04.   Notices and Information to the Certificate Insurer............................................127
         12.05.   Trustee to Hold Certificate Policy............................................................127
         12.06.   Ratings.......................................................................................127
         12.07.   Third Party Beneficiaries.....................................................................127

         Signatures
         Acknowledgments

         Exhibit A         Form of Class A Certificate
         Exhibit B-1       Form of Class M and Class B Certificate
         Exhibit B-2       Form of Class X Certificate
         Exhibit B-3       Form of Class R Certificate
         Exhibit C         Form of Trustee Initial Certification
         Exhibit D         Form of Trustee Final Certification
         Exhibit E         Form of Remittance Report
         Exhibit F         Request for Release
         Exhibit G-1       Form of Investor Representation Letter
         Exhibit G-2       Form of Transferor Representation Letter
         Exhibit G-3       Form of Rule 144A Investment Representation
         Exhibit G-4       Transferor Certificate for Transfers of Residual Certificates
         Exhibit G-5       Transfer Affidavit and Agreement for Transfers of Residual Certificates
         Exhibit G-6       Form of Investor Representation Letter for Insurance Companies
         Exhibit H         Mortgage Loan Schedule
         Exhibit I         Seller Representations and Warranties
         Exhibit J         Form of Notice Under Section 3.25


                                       ix




         Exhibit K         Impac Funding Corporation Servicing Guide
         Exhibit L         GEMICO Policy
         Exhibit M         Certificate Guaranty Insurance Policies

                  This Pooling and Servicing Agreement, dated and effective as of March 1, 2001, among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                  The Company intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eleven classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class A-3 Certificates, (iv) the Class A-4 Certificates, (v) the Class A-5 Certificates, (vi) the Class A-IO Certificates,
(vii) the Class M-1 Certificates, (viii) the Class M-2 Certificates, (ix) the Class B Certificates, (x) the Class X Certificates and (xi) the Class R Certificates.

                                     REMIC 1
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law and will have an initial Certificate Principal Balance of $100.00 and a Pass-Through Rate of 6.00% per annum payable on the first Distribution Date. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


    Designation          Uncertificated REMIC 1          Initial Uncertificated             Assumed Final
    -----------             Pass-Through Rate               Principal Balance             Maturity Date (1)
                            -----------------               -----------------             -----------------
       LT1A                    Variable(2)                   $ 225,071,329.61                April 2031
       LT1B                    Variable(2)                   $  25,000,000.00                April 2031

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass- Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.


                         Uncertificated REMIC 2         Initial Uncertificated                 Assumed Final
    Designation             Pass-Through Rate              Principal Balance                 Maturity Date (1)
    -----------             -----------------              -----------------                 -----------------
       LT2A                   Variable(2)                  $245,069,903.02                        April 2031
       LT2B                   Variable(2)                      $701,500.00                        April 2031
       LT2C                   Variable(2)                      $703,799.00                        April 2031
       LT2D                   Variable(2)                      $325,170.00                        April 2031
       LT2E                   Variable(2)                      $470,230.00                        April 2031
       LT2F                   Variable(2)                      $250,000.00                        April 2031
       LT2G                   Variable(2)                       $25,007.00                        April 2031
       LT2H                   Variable(2)                       $18,755.40                        April 2031
       LT2I                   Variable(2)                        $6,251.80                        April 2031
       LT2J                   Variable(2)                    $2,500,713.39                        April 2031
      LT2A-IO                 Variable(2)                    N/A(3)                               April 2031

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.

(3) REMIC 2 Regular Interest LT2A-IO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B.

                                     REMIC 3
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3". The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions.

         The following table irrevocably sets forth the Class designation, Pass-Through Rate and Initial Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3 created hereunder:



                                         Initial
                                  Certificate Principal               Pass-Through                Assumed Final
     Class Designation                   Balance                          Rate                   Maturity Date(1)
     -----------------                   -------                          ----                   ----------------
Class A-1                             $70,150,000.00                   Variable(2)                  April 2031
Class A-2                             $70,379,900.00                   Variable(2)                  April 2031
Class A-3                             $32,517,000.00                   Variable(2)                  April 2031
Class A-4                             $47,023,000.00                   Variable(2)                  April 2031
Class A-5                             $25,000,000.00                   Variable(2)                  April 2031
Class M-1                              $2,500,700.00                   Variable(2)                  April 2031
Class M-2                              $1,875,540.00                   Variable(2)                  April 2031
Class B                                  $625,180.00                   Variable(2)                  April 2031
Class X                                        $9.61(3)                Variable(2)                  April 2031
Class A-IO                                      N/A (4)                Variable(2)                  April 2031
Class R                                     $100.00 (5)                   6.00%                     April 2031

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.

(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.

(3) The Class X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class X Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. The Class X Certificates will not accrue interest on their Certificate Principal Balance.

(4) The Class A-IO Certificates do not have a Certificate Principal Balance and are not entitled to distributions of principal. The Class A-IO Certificates accrue interest on a Notional Amount calculated in accordance with the definition of "herein.

(5) The Class R Certificates will be entitled to receive a distribution on the first Distribution Date of principal and interest in respect of the Class R-1 Interest.


         Using the Structuring Assumptions (as defined in the Prospectus Supplement) and assuming prepayments at 0% of the Prepayment Assumption, the Final Scheduled Distribution Date on each

Class of Certificates would be as follows: (i) for the Certificates (other than the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-IO Certificates), the Distribution Date in March 2031; (ii) for the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, the Distribution Date in April 2032; and (iii) for the Class A-IO Certificates, the Distribution Date in September 2003.

         Due to Realized Losses, principal prepayments (including Principal Prepayments, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans) and other differences between the Structuring Assumptions and the actual behavior that the Mortgage Loans will exhibit during the period that they are held in the Trust Fund, the final scheduled Distribution Date on each Class of Certificates may be substantially earlier or later than the dates indicated in the preceding paragraph. The failure of any Class of Certificates to be retired on or before the applicable date indicated in the preceding paragraph shall not constitute an Event of Default or a breach by any party hereto, nor shall any Certificateholder (or the Trustee on behalf of any Certificateholder) be entitled to any remedy for such failure. The termination of the Trust Fund and the final distribution on any Class of the Certificates shall only occur in accordance with the provisions of Section 4.01 and Article IX of this Agreement.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  Defined Terms.

                  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates, the Class R Certificates, the Mezzanine Certificates, the Class X Certificates, the REMIC 1 Regular Interests and the REMIC 2 Regular Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. Except on the first Distribution Date, the Class R Certificates do not accrue interest.

                  "Accrual Period": With respect to each Class of Regular Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

                  "Advance": As to any Mortgage Loan, any advance made by the Master Servicer on any Distribution Date pursuant to Section 4.03.

                  "Aggregate Stated Principal Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

                  "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on any Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

                  "Anniversary": Each anniversary of March 1, 2001.

                  "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date, (ii) the aggregate amount of any Advances made and all amounts required to be paid by the Master Servicer pursuant to Sections 3.13 and
3.23 by deposits into the Certificate Account on the immediately preceding Certificate Account Deposit Date, (iii) the aggregate amount of Mortgage Loan purchases made pursuant to Section 3.24 or 9.01 and (iv) the aggregate amount required to be deposited by the Master Servicer pursuant to Section 4.01(g), reduced by (b) the sum, as of the close of business on the related Determination Date, of (i) Monthly

Payments collected but due during a Due Period subsequent to the Due Period ending on the fday of the month of the related Distribution Date, (ii) all interest or other income earned on deposits in the Custodial Account or the Certificate Account, (iii) any other amounts reimbursable or payable to the Trustee, Master Servicer or any Sub-Servicer pursuant to Section 3.11, (iv) the Master Servicing Fees, the Sub-Servicing Fees, the Certificate Insurer Fees and the fees of the Trustee payable on such Distribution Date, (v) any amounts in respect of the premium payable to Radian under the Radian Lender-Paid PMI Policy or payable to GEMICO under the GEMICO Policy and (vi) Insurance Proceeds, Liquidation Proceeds, Principal Prepayments, REO Proceeds and the proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04, 3.14 or 3.22, in each case received or made after the first day of the month of such Distribution Date.

                  "Balloon Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

                  "Balloon Payment": With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

                  "Bankruptcy Code": The Bankruptcy Code of 1978, as amended.

                  "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Business Day": Any day other than a Saturday, Sunday or a day on which the Certificate Insurer or banking institutions in California, Maryland, Minnesota or New York (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

                  "Buydown Funds": Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds anot part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

                  "Buydown Mortgage Loan": Any Mortgage Loan as to which a specified aof interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

                  "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the

Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

                  "Certificate":  Any Regular Certificate or Class R
Certificate.

                  "Certificate Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Wells Fargo Bank Minnesota, National Association, in trust for registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2001-2," and which account or accounts must each be an Eligible Account.

                  "Certificate Account Deposit Date": With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, and, in respect of the Insured Certificates, the Certificate Insurer to the extent of Cumulative Insurance Payments, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Company or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee shall be entitled to rely upon a certification of the Company or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Insurance Payment": Any payment made by the Certificate Insurer with respect to any Insured Certificates under any of the Certificate Policies.

                  "Certificate Insurer": MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, and any successors thereto, issuer of the Certificate Policies (No. 34794, No. 34795 and No. 34796).

                  "Certificate Insurer Default": The existence and continuance of a failure by the Certificate Insurer to make a payment required under a Certificate Policy in accordance with its terms.

                  "Certificate Insurer Fee": An amount equal to the Certificate Insurer Fee Rate multiplied by the aggregate Certificate Principal Balance of the Insured Certificates prior to taking into account any distributions made on the related Distribution Date.

                  "Certificate Insurer Fee Rate": The per annum rate payable to the Certificate Insurer as set forth in the Commitment Letter.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

                  "Certificate Policy": Any of the Certificate Guaranty Insurance Policy (No. 34794) issued by the Certificate Insurer for the benefit of the Holders of the Class A-2 Certificates, including any endorsements thereto, the Certificate Guaranty Insurance Policy (No. 34795) issued by the Certificate Insurer for the benefit of the Holders of the Class A-3 Certificates, including any endorsements thereto, or the Certificate Guaranty Insurance Policy (No. 34796) issued by the Certificate Insurer for the benefit of the Holders of the Class A-4 Certificates, including any endorsements thereto, each of which is attached hereto as Exhibit M.

                  "Certificate Principal Balance": With respect to any Class of Certificates (other than the Class A-IO Certificates and Class X Certificates) immediately prior to any Distribution Dthe Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates; provided, however, that solely for purposes of determining the Certificate Insurer's rights as subrogee to the Insured Certificateholders, the Certificate Principal Balance of any Insured Certificate shall be deemed to not be reduced by any principal amounts paid to the Holder thereof from Certificate Insurance Payments, unless such amounts have been reimbursed to the Certificate Insurer pursuant to Section 4.01(a)(iii), Section 4.01(b)(ii), Section 4.01(c)(ii) or Section 4.01(d)(ii). With respect to the Class X Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Class R Certificates and the Mezzanine Certificates then outstanding. The Class A-IO Certificates will not have a Certificate Principal Balance.

                  "Certificate Register": The register maintained pursuant to
Section 5.02.

                  "Class": Collectively, all of the Certificates bearing the same designation.

                  "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates or Class A-IO Certificates.

                  "Class A-1 Certificate": Any one of the Class A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A-2 Certificate": Any one of the Class A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A-3 Certificate": Any one of the Class A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A-4 Certificate": Any one of the Class A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A-5 Certificate": Any one of the Class A Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A-IO Cap Rate": With respect to the Uncertificated REMIC 2 Regular Interest LT2A-IO and the Class A-IO Certificates:

                           (A) in the case of the Distribution Dates beginning
                  in April 2001 and ending in September 2001, a per annum rate equal to the excess of (i) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 8.00% per annum;

                           (B) in the case of the Distribution Dates beginning
                  in October 2001 and ending in March 2002, a per annum rate equal to the excess of (i) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 7.50% per annum;

                           (C) in the case of the Distribution Dates beginning
                  in April 2002 and ending in September 2002, a per annum rate equal to the excess of (i) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 7.00% per annum;

                           (D) in the case of the Distribution Dates beginning
                  in October 2002 and ending in March 2003, a per annum rate equal to the excess of (i) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 6.50% per annum;

                           (E) in the case of the Distribution Dates beginning
                  in April 2003 and ending in September 2003, a per annum rate equal to the excess of (i) the Weighted Average Net Mortgage Rate over (ii) the excess (but not less than zero) of (x) the Weighted Average Net Mortgage Rate over (y) 5.50% per annum; and

                           (F) in the case of any Distribution Date thereafter,
                  0.00% per annum.

                  "Class A-IO Certificate": Any one of the Class A-IO Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class A Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the Certificate Principal Balance of the Class A Certificates other than the A-IO Certificates immediately prior to such Distribution Date over the lesser of (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 95.00% and
(z) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Class B Certificate": Any one of the Class B Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class B Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of the sum of (w) the Certificate Principal Balance of the Class A Certificates other than the Class A-IO Certificates and the Certificate Principal Balance of the Class M-1 Certificates and the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment to the Class A, Class M-1 and Class M-2 Certificates on such Distribution Date) and
(x) the Certificate Principal Balance of the Class B Certificates immediately prior to such Distribution Date over the lesser of (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 99.00% and (z) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class M-1 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of the sum of (w) the Certificate Principal Balance of the Class A Certificates other than the Class A-IO Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution
Date) and (x) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over the lesser of (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 97.00% and (z) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Class M-2 Principal Distribution Amount": For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of the sum of (w) the Certificate Principal Balance of the Class A Certificates other than the Class A-IO Certificates and the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment to the Class A and the Class M-1 Certificates on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over the lesser of (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 98.50% and (z) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  "Class R Certificate": Any one of the Class R Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-3, executed by the Trustee and authenticated and delivered by the Trustee, evidencing the ownership of the Class R-1 Interest, Class R-2 Interest and the Class R-3 Interest.

                  "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                  "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                  "Class R-3 Interest": The uncertificated Residual Interest in REMIC 3.

                  "Class X Certificate": Any one of the Class X Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit B-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

                  "Closing Date":  March 29, 2001.

                  "Code":  The Internal Revenue Code of 1986.

                  "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Seller) made at the time of the origination of the related Mortgage Loan, or
(ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

                  "Commission":  The Securities and Exchange Commission.

                  "Commitment Letter": Each letter, each dated March 28, 2001, between the Certificate Insurer and the Underwriter, relating to each Certificate Policy.

                  "Company": Impac Secured Assets Corp., or its successor in interest.

                  "Compensating Interest": With respect to any Distribution Date, an amount eto Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than the sum of the Master Servicing Fees and the Sub-Servicing Fees for the immediately preceding Due Period.

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located for certificate transfer purposes at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services - Impac Secured Assets Corp. Series 2001-2, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044,
Attention: Corporate Trust Services - Impac Secured Assets Corp., Series 2001-2.

                  "Corresponding Certificate": With respect to (i) REMIC 2 Regular Interest L(ii) REMIC 2 Regular Interest LT2C, (iii) REMIC 2 Regular Interest LT2D, (iv) REMIC 2 Regular Interest LT2E, (v) REMIC 2 Regular Interest LT2F, (vi) REMIC 2 Regular Interest LT2G, (vii) REMIC 2 Regular Interest LT2H and (viii) REMIC 2 Regular Interest LT2I, the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A-4 Certificates, (v) Class A-5 Certificates, (vi) Class M-1 Certificates, (vii) Class M-2 Certificates and (viii) Class B Certificates, respectively.

                  "Cumulative Insurance Payments": As of any time of determination, the aggregate of all Certificate Insurance Payments previously made by the Certificate Insurer under the Certificate Policies minus the aggregate of all payments previously made to the Certificate Insurer pursuant to Sections 4.01(a)(iii), 4.01(b)(ii), 4.01(c)(ii) and 4.01(d)(ii) of this
Agreement as reimbursement for Certificate Insurance Payments.

                  "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

                  "Custodial Account": The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the holders of the Certificates. Any such account or accounts shall be an Eligible Account.

                  "Cut-off Date":   March 1, 2001.

                  "Defaulted Mortgage Loan" means any Mortgage Loan as to which the Mortgagor has failed to make unexcused three or more consecutive scheduled Monthly Payments.

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

                  "Definitive Certificate": Any definitive, fully registered Certificate.

                  "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

                  "Delinquency Rate": For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, including all foreclosures and REO Properties and any repurchases of the Mortgage Loans by the Master Servicer or Seller during such month, as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

         For purposes of the foregoing calculation, a Mortgage Loan is considered "60 or more days" delinquent if a payment due on the first day of a month has not been received by the second day of the second following month.

                  "Depository" The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Determination Date": The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

                  "Disqualified Organization": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause either REMIC 1, REMIC 2 or REMIC 3 or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2001.

                  "Due Date": The first day of the month of the related Distribution Date.

                  "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the related Due Date.

                  "Eligible Account": Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's (and F-1 by Fitch if rated by Fitch) at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

                  "Event of Default": One or more of the events described in
Section 7.01.

                  "Excess Overcollateralized Amount": With respect to the Class A Certificates (other than the Class A-IO Certificates), the Class R Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                  "Excess Proceeds":  As defined in Section 3.22.

                  "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                  "Fannie Mae": Federal National Mortgage Association or any successor.

                  "FDIC": Federal Deposit Insurance Corporation or any successor.

                  "Final Scheduled Distribution Date": With respect to the Class A-1 Certificates, Class A-5 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class X Certificates and Class R Certificates, March 25, 2031. With respect to the Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, April 25, 2032. With respect to the Class A- Certificates, September 25, 2003.

                  "Fitch":  Fitch, Inc., or its successor in interest.

                  "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor.

                  "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Seller and interest began to accrue thereunder.

                  "GEMICO": General Electric Mortgage Insurance Corporation, or its successors or assigns.

                  "GEMICO Fee": An amount equal to the GEMICO Rate multiplied by the Stated Principal Balance of each GEMICO Insured Loan.

                  "GEMICO Insured Loans": The Mortgage Loans included in the Trust Fund covered by the GEMICO Policy, as indicated on the Mortgage Loan Schedule.

                  "GEMICO Policy": A supplemental mortgage portfolio insurance policy issued by GEMICO on March 29, 2001, and all endorsements and schedules that are incorporated in the policy, substantially in the form attached hereto as Exhibit L.

                  "GEMICO Rate": With respect to any GEMICO Insured Loan, the rate per annum at which the related premium on the GEMICO Policy accrues.

                  "Initial Certificate Principal Balance": With respect to each Class of Certificates (other than the Class A-IO Certificates), the Initial Certificate Principal Balance of such Class of Certificates as set forth in the Preliminary Statement hereto, or with respect to any single Certificate, the Initial Certificate Principal Balance as stated on the face thereof.

                  "Initial Notional Amount": With respect to the Class A-IO Certificates, $25,000,000.00 or with respect to any single Certificate, the Initial Notional Amount as stated othe face thereof. With respect to the Class X Certificate, the aggregate of the initial Uncertificated Principal Balance of the REMIC 2 Regular Interests, or with respect to any single Certificate, the Initial Notional Amount as stated on the face thereof.

                  "Insurance Policy": With respect to any Mortgage Loan, any insurance policy (including a Radian Lender-Paid PMI Policy and the GEMICO Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

                  "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any Primary Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

                  "Insured Certificates": The Class A-2, Class A-3 and Class A-4 Certificates.

                  "Insured Payment": With respect to any Insured Certificate and any Distribution Date, as defined in the related Certificate Policy.

                  "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date allocable to interest received or advanced on the Mortgage Loans.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

                  "Late Payment Rate": The rate of interest publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year consisting of 365 days, calculating the number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under law applicable to this Agreement limiting interest rates.

                  "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                  "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts rin respect of any REO Property.

                  "Loan-to-Value Ratio": As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

                  "Lockout Certificate Percentage": With respect to the Class A-5 Certificates and each Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Certificate Principal Balance of the Class A-5 Certificates immediately prior to such Distribution Date and the denominator of which is (y) the aggregate Certificate Principal Balance of the CA Certificates (other than the Class A-IO Certificates) and Class R Certificates immediately prior to such Distribution Date.

                  "Lockout Distribution Percentage": With respect to the Class A-5 Certificates and each Distribution Date, the indicated percentage of the Lockout Certificate Percentage for such Distribution Date:


                                                                           Lockout Distribution
               Month of Distribution Date                                       Percentage
               --------------------------                                       ----------
April 2001 through March 2004...........................                             0%
April 2004 through March 2006...........................                            45%
April 2006 through March 2007...........................                            80%
April 2007 through March 2008...........................                            100%
April 2008 and thereafter...............................                            300%

Nothwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates (other than the Class A-5 Certificates and Class A-IO Certificates) and the Class R Certificates have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

                  "Lost Note Affidavit": With respect to any Mortgage Note, an original lost note affidavit from the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note.

                  "Marker Rate": With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass- Through Rates for REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J, with the rate on REMIC 2 Regular Interest LT2B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.02% per annum and
(y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.52% per annum and (y) the Net WAC Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest LT2C sto a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.38% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.88% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest LT2D subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.74% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.24% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest LT2E subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.37% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.87% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest LT2F subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.72% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.22% per annum and (y) the Net WAC Rate for the purpose of this calculation; with the rate on REMIC 2 Regular Interest LT2G subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of
(x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest LT2H subject to a cap equal to (A) in the case of any Distribution Date up to and including the

Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation, with the rate on REMIC 2 Regular Interest LT2I subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation and with the rate on REMIC 2 Regular Interest LT2J subject to a cap of zero for the purpose of this calculation.

                  "Master Servicer": Impac Funding Corporation, or any successor master servicer appointed as herein provided.

                  "Master Servicing Fees": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Master Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the calendar month preceding the month in which the payment is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in Full made by the Mortgagor, interest for the number of days covered by such payment of interest).

                  "Master Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.03%.

                  "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT2J for such Distribution Date on a balance eto the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2J minus the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2B, with the rate on REMIC 2 Regular Interest LT2B subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.02% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.52% per annum and (y) the Net WAC Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2C, with the rate on REMIC 2 Regular Interest LT2C subject to a cap eto (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.38% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.88% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2D, with the rate on REMIC 2 Regular Interest LT2D subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.74% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.24% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation, and Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2E, with the rate on REMIC 2 Regular Interest LT2E subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.87% per annum plus the Certificate Insurer Fee Rate and (y) the Net WAC Rate less the Certificate Insurer Fee Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2F, with the rate on REMIC 2 Regular Interest LT2F subject to a cap equal to
(A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.72% per annum and (y) the Net WAC Rate and
(B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.22% per annum and (y) the Net WAC Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2G, with the rate on REMIC 2 Regular Interest LT2G subject to a cap equal to
(A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and
(B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation, Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2H, with the rate on REMIC 2 Regular Interest LT2H subject to a cap equal to
(A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and
(B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation, and Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2I, with the rate on REMIC 2 Regular Interest LT2I subject to a cap equal to (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate for the purpose of this calculation.

                  "Mezzanine Certificate": Any Class M-1 Certificate, Class M-2 Certificate or Class B Certificate.

                  "Monthly Interest Distributable Amount": With respect to the Class A Certificates, Class R Certificates, Mezzanine Certificates and Class X Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate othe Certificate Principal Balance (or Notional Amount in the case of the Class A-IO Certificates and Class X Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate as set forth in Section 1.02).

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

                  "Moody's": Moody's Investors Service, Inc., or its successor in interest.

                  "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

                  "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

                  "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the Mortgage Loans so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

                  "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of March 1, 2001, among Impac Funding Corporation, as seller, Impac Mortgage Holdings, Inc., as guarantor, and the Company as purchaser, and all amendments thereof and supplements thereto.

                  "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans) (and, for purposes of the Trustee pursuant to Section 2.02, in computer-readable form as delivered to the Trustee), which list shall set forth the following information with respect to each Mortgage Loan:

                (i)        the loan number and name of the Mortgagor;

               (ii) the street address, city, state and zip code of the Mortgaged Property;

              (iii) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

               (iv)        the original principal balance and the original
                           Mortgage Rate;

                (v)        the first payment date;

               (vi) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;

              (vii)        the type of Mortgaged Property;

             (viii)        the Monthly Payment in effect as of the Cut-off Date;

               (ix)        the principal balance as of the Cut-off Date;

                (x)        the Mortgage Rate as of the Cut-off Date;

               (xi)        the occupancy status;

              (xii)        the purpose of the Mortgage Loan;

             (xiii)        the Collateral Value of the Mortgaged Property;

              (xiv)        the original term to maturity;

               (xv)        the paid-through date of the Mortgage Loan;

              (xvi)        the Master Servicing Fee Rate;

             (xvii)        the Sub-Servicing Fee Rate;

            (xviii)        the Net Mortgage Rate for such Mortgage Loan;

              (xix) whether such Mortgage Loan is a Radian Insured Loan and, if so, the related Radian PMI Policy Rate;

               (xx) whether such Mortgage Loan is a GEMICO Insured Loan and, if so, the related GEMICO Rate;

              (xxi) whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance; and

             (xxii)        the documentation type.

                  The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

                  "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

                  "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

                  "Mortgaged Property": The underlying property securing a Mortgage Loan.

                  "Mortgagor": The obligor or obligors on a Mortgage Note.

                  "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Master Servicing Fees, Sub-Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                  "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates, the Class R Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and the Class R Certificates, (C) any Reimbursement Amount due to the Certificate Insurer, (D) the Principal Remittance Amount and (E) on the first six Distribution Dates, 20% of the Interest Remittance Amount remaining after distribution of the amounts described in clauses (A) and (B) of this definition.

                  "Net Mortgage Rate": With respect to each Mortgage Loan Due Date, a per annum rate of interest equal to the then-applicable Mortgage Rate on such Mortgage Loan less the sum of the Master Servicing Fee Rate, the Sub-Servicing Fee Rate and the Trustee Fee Rate, with respect to the Radian Insured Loans, the Radian PMI Policy Rate, and with respect to the GEMICO Insured Loans, the GEMICO Rate.

                  "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                  "Net WAC Rate": With respect to each class of the Class A Certificates (other than the Class A-IO Certificates), each Class of the Mezzanine Certificates and each Uncertificated REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LTA-IO) and any Distribution Date, a per annum rate (but not less than zero) equal to the weighted average of (x) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT1A for such Distribution Date and (y) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT1B for such Distribution Date over (ii) the Class A-IO Cap Rate, weighted, in the case of clause (x), on the basis of the aggregate Uncertificated Principal Bof REMIC 1 Regular Interest LT1A, and in the case of clause (y), on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B, respectively.

                  "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Company, the Trustee and the Certificate Insurer.

                  "Non-United States Person": Any Person other than a United States Person.

                  "Notional Amount": With respect to the Class A-IO Certificates, immediately prior to any Distribution Date, an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B. With respect to the Class X Certificates, immediately prior to any Distribution Date, the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests.

                  "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Company, the Seller, the Master Servicer or of any Sub-Servicer and delivered to the Company and Trustee.

                  "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Company, the Seller, or the Master Servicer, reasonably acceptable to the Trustee; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of REMIC 1, REMIC 2 or REMIC 3 as REMICs, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Company and the Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or the Master Servicer or in an affiliate of either and
(iii) is not connected with the Company or the Master Servicer as an officer, employee, director or person performing similar functions.

                  "Optional Termination Date": The first Distribution Date on which the Optional Termination Holder may opt to terminate the Trust Fund pursuant to Section 9.01.

                  "Optional Termination Holder": DLJ Mortgage Capital, Inc., or its designee or assignee, or any successor thereto.

                  "OTS":  Office of Thrift Supervision or any successor.

                  "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04, 3.14 or 3.24.

                  "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

                  "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                  "Overcollateralization Target Amount": With respect to any Distribution Date, $1,250,000.

                  "Overcollateralized Amount": With respect to any Distribution Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-IO Certificates), the Class R Certificates and the Mezzanine Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Pass-Through Rate": With respect to any Distribution Date and

         (i) the Class A-1 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.02% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.52% per annum and (y) the Net WAC Rate;

         (ii) the Class R Certificates (in respect of the Class R-1 Interest), 6.00% per annum;

         (iii) the Class A-2 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.38% per annum and (y) the excess of
                  (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 6.88% per annum and (y) the excess of (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate;

         (iv) the Class A-3 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.74% per annum and (y) the excess of
                  (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.24% per annum and (y) the excess of (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate;

         (v) the Class A-4 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 7.37% per annum and (y) the excess of
                  (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.87% per annum and (y) the excess of (1) the Net WAC Rate over (2) the Certificate Insurer Fee Rate;

         (vi) the Class A-5 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 6.72% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 7.22% per annum and (y) the Net WAC Rate;

         (vii) the Class A-IO Certificates, 100% of the interest on REMIC 2 Regular Interest LT2A-IO;

         (viii) the Class M-1 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate;

         (ix) the Class M-2 Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate;

         (x) the Class B Certificates, (A) in the case of any Distribution Date up to and including the Optional Termination Date, the lesser of (x) 8.00% per annum and (y) the Net WAC Rate and (B) in the case of any Distribution Date after the Optional Termination Date, the lesser of (x) 8.50% per annum and (y) the Net WAC Rate; and

         (xi) the Class X Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is
                  (x) the sum of the amounts calculated pursuant to clauses (A) through (J) below, and the denominator of which is (y) the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

                  (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2A;

                  (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2B;

                  (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2C minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2C;

                  (D) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2D minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2D;

                  (E) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2E minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2E;

                  (F) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2F; and

                  (G) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2G minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2G;

                  (H) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2H minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2H;

                  (I) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2I minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2I; and

                  (J) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2J minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2J.

                  "Percentage Interest": With respect to any Regular Certificate, the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount, as applicable, thereof divided by the aggregate Initial Certificate Principal Balance or Initial Notional Amount, as applicable, of all of the Certificates of the same Class. With respect to any Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

                  "Permitted Investment": One or more of the following:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
         (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws othe United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's (and by Fitch if rated by Fitch) in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's and Fitch in their respective highest long-term ratings available and rated AAAm or A by Standard & Poor's, including any such funds for which Wells Fargo Bank Minnesota, National Association or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or debt securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of

         Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as ein writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

                  "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an "electing large partnership" (as defined in Section 775 of the Code).

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Prepayment Assumption": As defined in the Prospectus Supplement.

                  "Prepayment Interest Shortfall": As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to, but not including, the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Mortgage Rate on the amount of such Curtailment.

                  "Prepayment Period": As to any Distribution Date, Determination Date or Sub- Servicer Remittance Date, the calendar month preceding the month in which such Distribution Date, Determination Date or Sub-Servicer Remittance Date occurs.

                  "Primary Hazard Insurance Policy": Each primary hazard insurance policy required to be maintained pursuant to Section 3.13.

                  "Primary Insurance Policy": Any primary policy of mortgage guaranty insurance including the Radian Lender-Paid PMI Policy and the GEMICO Policy, or any replacement policy therefor.

                  "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates iany month or months subsequent to the month of prepayment.

                  "Principal Prepayment in Full": Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

                  "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full Principal Prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, REO Proceeds and Insurance Proceeds received during the related Prepayment Period, (iv) the principal portion of proceeds of Mortgage Loan purchases made pursuant to Section 2.02, 2.04, 3.14, 3.22 or 3.24, in each case received or made during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Custodial Account during the related Prepayment Period and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to
Section 9.01, the principal portion of the termination price received from the Optional Termination Holder in connection with a termination of the Trust Fund to occur on such Distribution Date.

                  "Prospectus Supplement": That certain Prospectus Supplement dated March 26, 2001 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

                  "Purchase Price": With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04 or 3.14 or that the Master Servicer is entitled to repurchase pursuant to Section 3.24, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof,
(ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Servicing Fees, Sub-Servicing Fees, Trustee's Fees, Certificate Insurer Fees, if such Mortgage Loan is a Radian Insured Loan, fees due Radian at the Radian PMI Policy Rate, and if such Mortgage Loan is a GEMICO Insured Loan, fees due GEMICO at the GEMICO Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed.

                  "Qualified Insurer": Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

                  "Qualified Substitute Mortgage Loan": A Mortgage Loan substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate of the Seller delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Master Servicer for deposit in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in
Section 2.04 hereof; and, (vi) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement.

                  "Radian": Radian Guaranty, Inc. (f/k/a Commonwealth Mortgage Assurance Company), or its successors or assigns.

                  "Radian Insured Loans": The Mortgage Loans included in the Trust Fund covered by a Radian Lender-Paid PMI Policy, as indicated on the Mortgage Loan Schedule.

                  "Radian Lender-Paid PMI Policy": A Primary Insurance Policy issued by Radian in accordance with a May 1, 2000 letter between the Seller and Radian.

                  "Radian PMI Policy Rate": With respect to any Radian Insured Loan, the rate per annum at which the related premium on the Radian Lender-Paid PMI Policy accrues.

                  "Rating Agency": Standard & Poor's, Fitch or Moody's and each of their successors. If such agencies and their successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and Master Servicer. References herein to the two highest long term debt rating of a Rating Agency shall mean "AA" or better in the case of Standard & Poor's, "AA" or better in the case of Fitch and "Aa2" or better in the case of Moody's and references herein to the highest short-term debt rating of a Rating Agency shall mean "A-1+" in the case of Standard & Poor's, F-1 in the case of Fitch and "P-1" in the case of Ms, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

                  "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the

Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub- Servicer with respect to related Advances or Servicing Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

                  "Record Date": With respect to each Class of Certificates and each Distribution Date, the last Business Day of the month immediately preceding the month of the related Distribution Date.

                  "Regular Certificate": Any of the Certificates other than a Residual Certificate.

                  "Reimbursement Amount": The sum of (a) the Cumulative Insurance Payments, together with interest on such amount from the date of payment by the Certificate Insurer until paid in full at a rate of interest equal to the Late Payment Rate, (b) all costs and expenses of the Certificate Insurer in connection with any action, proceeding or investigation affecting the Trust Fund or the rights or obligations of the Certificate Insurer under this Agreement or under the Certificate Policies, including any judgment or settlement entered into affecting the Certificate Insurer or the Certificate Insurer's interests, together with interest thereon at a rate equal to the Late Payment Rate and (c) any other amounts owed to the Certificate Insurer under this Agreement, together with interest thereon at a rate equal to the Late Payment Rate.

                  "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                  "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                  "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                  "REMIC 1": The segregated pool of assets, with respect to which a REMIC election is to be made, conveyed in trust to the Trustee, for the benefit of the Holders of the REMIC 1 Regular Interests and the Holders of the Class R Certificates (as holders of the Class R-1 Interest), consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property; (the Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; (v) the Certificate Policies; and (vi) the Company's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof.

                  "REMIC 1 Regular Interest LT1A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1A shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interest LT1B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1B shall accrue interest at the related Uncertificated REMIC 1 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1B.

                  "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rfor REMIC 2 Regular Interest LT2A minus the Marker Rate, divided by (b) 12.

                  "REMIC 2 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount.

                  "REMIC 2 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 2 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B,

REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, and REMIC 2 Regular Interest LT2I in each case as of such date of determination.

                  "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date and the Mortgage Loans, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D and REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J.

                  "REMIC 2 Regular Interest LT2A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2A shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2A-IO": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular i in REMIC 2. REMIC 2 Regular Interest LT2A-IO shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

                  "REMIC 2 Regular Interest LT2B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2B shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2C shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2D": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2D shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2E": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2E shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2F": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2F shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2G": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2G shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2H": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2H shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2I": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC 2. REMIC 2 Regular Interest LT2I shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interest LT2J": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a "regular interest" in REMIC

2. REMIC 2 Regular Interest LT2J shall accrue interest at the related Uncertificated REMIC 2 Pass- Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                  "REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2A-IO, REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J.

                  "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Holders of the Class R Certificates (as holders of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

                  "REMIC Regular Interest": A REMIC 1 Regular Interest or REMIC 2 Regular Interest.

                  "Remittance Report": A report prepared by the Master Servicer providing the information set forth in Exhibit E attached hereto.

                  "REO Acquisition": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.15.

                  "REO Disposition": The receipt by the Master Servicer of Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

                  "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

                  "REO Proceeds": Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

                  "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

                  "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                  "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust oor any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Rolling Three Month Delinquency": For any Distribution Date, the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

                  "Seller": Impac Funding Corporation, or its successor in interest.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, including reasonable fees paid to any independent contractor in connection therewith, and (iv) compliance with the obligations under the fourth paragraph of Section 3.01, Section 3.09 and Section 3.13 (other than any deductible described in the last paragraph thereof).

                  "Servicing Guide": The Impac Funding Corporation Servicing Guide attached hereto as Exhibit K.

                  "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

                  "Single Certificate": A Regular Certificate of any Class evidencing an Initial Certificate Principal Balance or Initial Notional Amount, as applicable, of $1,000.

                  "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest.

                  "Startup Day": The day designated as such pursuant to Article X hereof.

                  "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cut- off Date, after application of principal payments due on or before such date, whether or not received, minus
(ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.05 for any previous Distribution Date.

                  "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in April 2004 and (y) the first Distribution Date for which the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Overcollateralization Amount divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) is greater than or equal to 5.00%.

                  "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

                  "Sub-Servicer Remittance Date": The 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

                  "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

                  "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

                  "Sub-Servicing Fees": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Sub-Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the calendar month preceding the month in which the payment is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest).

                  "Sub-Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.65%.

                  "Substitution Adjustment": As defined in Section 2.04 hereof.

                  "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC 1, REMIC 2 and REMIC 3 due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

                  "Trigger Event": A Trigger Event is in effect with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds the lesser of (i) 5.00% or (ii) the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Mezzanine Certificates by (y) the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account distributions of principal on the Mortgage Loans and distribution of the Available Distribution Amount to the Certificateholders then entitled to distributions of principal on such Distribution Date.

                  "Trust Fund": REMIC 1, REMIC 2 and REMIC 3.

                  "Trustee": Wells Fargo Bank Minnesota, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

                  "Trustee's Fee": As to each Mortgage Loan and Distribution Date, an amount equal to interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs.

                  "Trustee Fee Rate": 0.01% per annum.

                  "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated P Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount, as applicable, of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests as set forth in Section 1.02).

                  "Uncertificated Notional Amount": With respect to REMIC 2 Regular Interest LTA- IO and any date of determination, the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B for such Distribution Date.

                  "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest and REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LT2A-IO), the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest, REMIC 2 Regular Interest (other than REMIC 2 Regular Interest LT2A-IO) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.04 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05. The Uncertificated Principal Balance of each of REMIC 2 Regular Interest LT2J shall be increased by interest deferrals as provided in Section 4.04. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. REMIC 2 Regular Interest LT2A-IO will not han Uncertificated Principal Balance.

                  "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate or the Uncertificated REMIC 2 Pass-Through Rate.

                  "Uncertificated REMIC 1 Pass-Through Rate": With respect to any Distribution Date and REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1B, a per annum rate equal to the Weighted Average Net Mortgage Rate.

                  "Uncertificated REMIC 2 Pass-Through Rate":

                  (a) With respect to REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J and any Distribution Date prior to and including the Distribution Date in September 2003, a per annum rate equal to the Net WAC Rate.

                  (b) With respect to REMIC 2 Regular Interest LT2A-IOA, the Class A-IO Cap Rate.

                  "Underwriter": Credit Suisse First Boston Corporation.

                  "Uninsured Cause": Any cause of damage to property subject to a Mortgage sthat the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

                  "United States Person": A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                  "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Class R Certificates and Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                  "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, (i) 98% of all Voting Rights will be allocated among the Holders of the Class A Certificates (other than the Class A- Certificates), the Mezzanine Certificates and the Class X Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, except that the Certificate Insurer shall be assigned the Voting Rights of the Insured Certificateholders in the absence of any continuing Certificate Insurer Default, (ii) 1% of all Voting Rights will be allocated to the Holders of the Class A-IO Certificates and (iii) 1% of all Voting Rights will be allocated to the Holders of the Class R Certificates. The Voting Rights allocated to any Class of Certificates shall be allocated among all Holders of the Certificates of such Class in proportion to the outstanding Percentage Interests in such Class represented thereby.

                  "Weighted Average Net Mortgage Rate": The weighted average of the Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the Stated Principal Balances thereof as of the close of business on the first day of the calendar month preceding the month in which such Distribution Date occurs.

                  "Wendover": Wendover Funding, Inc.

         SECTION 1.02               Allocation of Certain Interest Shortfalls.

         For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Class R Certificates, the Mezzanine Certificates and the Class X Certificates for any Distribution Date,
(1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class X Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates, the Class R Certificates and the Mezzanine Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated among the Class X Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to REMIC 1 Regular Interest LT1A, and second to REMIC 1 Regular Interest LT1B, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Regular Interest.

         For purposes of calculating the amount of Uncertificated Accrued Interest for the Uncertificated REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to Uncertificated REMIC 2 Regular Interest LT2A and REMIC 2 Regular Interest LT2J up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among the Uncertificated REMIC 2 Regular Interests, PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 2 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

                  SECTION 2.01.             Conveyance of Mortgage Loans.

                  The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

                  In connection with such transfer and assignment, the Company has caused the Seller to deliver to, and deposit with the Trustee, as described in the Mortgage Loan Purchase Agreement the following documents or instruments:

                (i) the original Mortgage Note endorsed without recourse, "Wells Fargo Bank Minnesota, National Association, as trustee under the Pooling and Servicing Agreement relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 22" with all intervening endorsements showing an unbroken chain of endorsements from the originator to the Person endorsing it to the Trustee or, with respect to any Mortgage Las to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

               (ii) the original recorded Mortgage or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Seller or the public recording office in which such Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

              (iii) a duly executed original Assignment of the Mortgage, without recourse, in recordable form to "Wells Fargo Bank Minnesota, National Association, as trustee," or to "Wells Fargo Bank Minnesota, National Association, as trustee for holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2001-2";

               (iv) the original recorded Assignment or Assignments of the Mortgage showing an unbroken chain of assignment from the originator thereof to the Person assigning it to the Trustee or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

                (v) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

              (vi) a copy of the related hazard insurance policy; and

              (vii) a true and correct copy of any assumption, modification, consolidation or substitution agreement.

                  The Seller is obligated as described in the Mortgage Loan Purchase Agreement to deliver to the Trustee: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Trustee pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing an unbroken chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Trustee pursuant to clause (iv) above. However, pursuant to the Mortgage Loan Purchase Agreement, the Seller need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee, upon the earliest to occur of: (i) direction by the Holders of Certificates evidencing at least 25% of the Voting Rights, (ii) the occurrence of a Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) if the Seller is not the Master Servicer and with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                  Notwithstanding anything to the contrary contained in this
Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

                  If any Assignment is lost or returned unrecorded to the Trustee because of any defect therein, the Seller is required, as described in the Mortgage Loan Purchase Agreement, to prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

                  The Seller is required as described in the Mortgage Loan Purchase Agreement to exercise its best reasonable efforts to deliver or cause to be delivered to the Trustee within 120 days of the Closing Date the original or a photocopy of the title insurance policy with respect to each Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

                  All original documents relating to the Mortgage Loans which are not delivered to the Trustee are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

                  Except as may otherwise expressly be provided herein, none of the Company, the Master Servicer or the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

                  It is intended that the conveyance of the Mortgage Loans by the Company to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans and the REMIC 1 Regular Interests as provided for in this Section 2.01 by the Company to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans and the REMIC 1 Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans and the REMIC 1 Regular Interests are held to be property of the Company, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, (C) the REMIC 1 Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (D); (c) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Company and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the REMIC 1 Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

                  SECTION 2.02.             Acceptance of the Trust Fund by the
                                            Trustee.

                  The Trustee acknowledges receipt (subject to any exceptions noted in the Initial Certification described below), of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

                  The Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed on its behalf, each Mortgage File on or before the Closing Date to ascertain that all documents required to be delivered to it are in its possession, and the Trustee agrees to execute and deliver, or cause to be executed and delivered, to the Company and the Master Servicer on the Closing Date, an Initial Certification in the form annexed hereto as Exhibit C to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement with respect to such Mortgage Loan are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (iii)(A) and (iv) of the definition of the "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. Neither the Trustee nor the Master Servicer shall be under any duty to determine whether any Mortgage File should include any of the documents specified in clause (vi) or (vii) of Section 2.01. Neither the Trustee nor the Master Servicer shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded, or they are in recordable form or that they are other than what they purport to be on their face.

                  Within 90 days of the Closing Date the Trustee shall deliver to the Company and the Master Servicer a Final Certification in the form annexed hereto as Exhibit D evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                  If in the process of reviewing the Mortgage Files and preparing the certifications referred to above the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly notify the Seller, the Master Servicer and the Company. The Trustee shall promptly notify the Seller of such defect and request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request on behalf of the Certificateholders that the Seller purchase such Mortgage Loan from the Trust Fund at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Seller to cure a material defect in, or purchase any Mortgage Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.

                  SECTION 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

                  (a) The Master Servicer hereby represents and warrants to and covenants with the Company and the Trustee for the benefit of Certificateholders that:

                        (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer is, and shall remain, approved to sell mortgage lto and service mortgage loans for Fannie Mae and Freddie Mac;

                       (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                      (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                       (iv) This Agreement, assuming due authorization, execution and delivery by the Company and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                        (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                       (vi) No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

                      (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

                     (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained; and

                       (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any affiliate of the Company or the Trustee by the Master Servicer in its capacity as Master Servicer, and not in its capacity as a Seller hereunder, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact.

                  It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Company, the Trustee and the Certificateholders. Upon discovery by the Company, the Trustee or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Company or the Trustee, the party discovering such breach shall give prompt written notice to the other parties. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Company or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement respecting a breach of any of the representations, warranties and covenants cin the Mortgage Loan Purchase Agreement.

                  (b) The Company hereby represents and warrants to the Master Servicer and the Trustee for the benefit of Certificateholders that as of the Closing Date, the representations and warranties of the Seller with respect to the Mortgage Loans and the remedies therefor that are contained in the Mortgage Loan Purchase Agreement are as set forth in Exhibit I hereto.

                  It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee.

                  Upon discovery by either the Company, the Master Servicer or the Trustee of a breach of any representation or warranty set forth in this
Section 2.03 which materially and adversely affects the interests of the Certificateholders (without regard to any Certificate Policy) in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                  SECTION 2.04.             Representations and Warranties of
                                            the Seller.

                  The Company hereby assigns to the Trustee for the benefit of Certificateholders all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement. Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Company, the Master Servicer or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders (without regard to any Certificate Policy) in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller of such breach and request that the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Company, the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such

Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans fa Deleted Mortgage Loan pursuant to this Section 2.04, the Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to deliver to the Trustee and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution, to the extent received by the Master Servicer or any Sub-Servicer, shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Company shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Company shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Company shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in
Exhibit I hereof (other than representations (xiv), (xvi), (xxix) and (xxxiii) through (xli)).

                  In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the Substitution Adjustment"), if any, by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC 1, REMIC 2 or REMIC 3, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d of the Code or (b) any portion of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

                  Except as expressly set forth herein neither the Trustee nor the Master Servicer is under any obligation to discover any breach of the above-mentioned representations and warranties. It is understood and agreed that the obligation of the Seller to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

                  SECTION 2.05. Issuance of Certificates; Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 by the Trustee.

         (a) The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

         (b) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Company in and to the REMIC 1 Regular Interests for the benefit of the Holders of the REMIC 2 Regular Interests and Holders of the Class R Certificates (as holders of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 2 Regular Interests and Holders of the Class R Certificates (as holders of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 2.

         (c) The Company, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Company in and to the REMIC 2 Regular Interests for the benefit of the holders of the Certificates. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates. The interests evidenced by the Class R-3 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 3.

         (d) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Company executed by an officer of the

Company, the Trustee has executed, authenticated and delivered to or upon the order of the Company, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

         (e) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest), and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest), and the acceptance by the Trustee thereof, the Trustee, pursuant to the written request of the Company executed by an officer of the Company, has executed, authenticated and delivered to or upon the order of the Company, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

                  SECTION 3.01.             Master Servicer to Act as Master
                                            Servicer.

                  The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards (i) of the Servicing Guide, if Impac Funding Corporation is Master Servicer, or (ii) if Impac Funding Corporation is not the Master Servicer, of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration.

                  The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, and any Sub-Servicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer and any Sub-Servicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders or the Trustee or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

                  Subject to Section 3.16, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer such documents provided to it by the Master Servicer or any Sub-Servicer as are necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Master Servicer a power of attorney to carry out such duties. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under any such documents or any such powers of attorney.

                  In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided that the Master Servicer shall not be obligated to make such advance if, in its good faith judgment, the Master Servicer determines that such advance to be a Nonrecoverable Advance.

                  Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

                  The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

                  SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and Sub- Servicers.

                  (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub- Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder; provided, however, that such agreements would not result in a withdrawal or a downgrading by Standard & Poor's of its rating on any Class of Certificates (without regard to any Certificate Policy). Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Sub-Servi Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements providing for, among other things, the delegation by the Master Servicer to a Sub-Servicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders (without regard to any Certificate Policy), without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. The parties hereto acknowledge that the initial Sub-Servicer shall be Wendover.

         The Master Servicer has entered into a Sub-Servicing Agreement with Wendover for the servicing and administration of the Mortgage Loans and may enter into additional Sub-Servicing Agreements with Sub-Servicers acceptable to the Trustee for the servicing and administration of certain of the Mortgage Loans.

                  (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Serv under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

                  SECTION 3.03.             Successor Sub-Servicers.

                  The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

                  SECTION 3.04.             Liability of the Master Servicer.

                  Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Serv or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with the provisions of Article III without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                  SECTION 3.05. No Contractual Relationship Between Sub-Servicers and Trustee or
                                            Certificateholders.

                  Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06.
The Master Servicer (or Sub-Servicer) shall be liable for the payment of any franchise taxes which may be assessed by the California Franchise Tax Board in connection with the activities of the Trust under this Agreement.

                  SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

                  (a) If the Trustee or its designee shall assume the master servicing oof the Master Servicer in accordance with Section 7.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Advances hereunder) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Trustee or its designee as a successor master servicer at any time to receive any portion of the servicing compensation provided under
Section 3.17 except for such portion as the Master Servicer would be entitled to receive.

                  (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Trustee or such designee as successor master servicer the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

                  SECTION 3.07.             Collection of Certain Mortgage Loan
                                            Payments.

                  (a) The Master Servicer will coordinate and monitor remittances by Sub-Servi to the Master Servicer with respect to the Mortgage Loans in accordance with this Agreement.

                  (b) The Master Servicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its reasonable efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make an Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer or related Sub-Servicer to make an Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

                  (c) On each Determination Date, with respect to each Mortgage Loan for which during the related Prepayment Period the Master Servicer has determined that all amounts which it expects to recover from or on account of each such Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan in a Cash Liquidation or REO Disposition.

                  The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required. The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.

                  SECTION 3.08.             Sub-Servicing Accounts.

                  In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Certificateholders. Any investment of funds held in such an account shall be in Permitted Investments maturing not later than the Business Day immediately preceding the next Sub-Servicer Remittance Date. The Sub- Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub- Servicing Agreement. On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Sub-Servi Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation (including interest on Permitted Investments) and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub-Servicing Agreement. The Sub-Servicer will also be required to remit to the Master Servicer, within five Business Days of receipt, the proceeds of any Principal Prepayment made by the Mortgagor, and, on each Sub-Serv Remittance Date, the amount of any Insurance Proceeds or Liquidation Proceeds received dthe related Prepayment Period.

                  SECTION 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the "Servicing Accounts"), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts. Withdrawals of amounts so collected from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, Primary Hazard Insurance Policy premiums and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.13 (with respect to Primary Hazard Insurance Policies); (iii) refund to Mortgagors any sums as may be determined to be overages; or (iv) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01. As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

                  SECTION 3.10.             Custodial Account.

                  (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

                (i) all payments (including advances by a Sub-Servicer) on account of principal, including Principal Prepayments, on the Mortgage Loans;

               (ii) all payments (including advances by a Sub-Servicer) on account of interest on the Mortgage Loans, including Buydown Funds, if any, net of any portion thereof retained by the Master Servicer as Master Servicing Fees or any Sub-Servicer as Sub-Servicing Fees;

              (iii) all Insurance Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer or any Sub-Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

               (iv) all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04 , 3.14,
         3.24 or 9.01; and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04; and

                (v) any amounts required to be deposited pursuant to Section 3.12, 3.13, 3.15 or 3.22.

                  The foregoing requirements for deposit in the Custodial Account shall be exclusive. In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.

                  (b) Funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section
3.12. The Master Servicer shall give notice to the Trustee and the Company of the location of the Custodial Account after any change thereof.

                  SECTION 3.11.             Permitted Withdrawals From the
                                            Custodial Account.

                  The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

                         (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

                        (ii) to pay to itself, the Company, the Seller or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02, 2.04, 3.14, 3.24 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

                       (iii) to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Master Servicing Fees and Sub-Servicing Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made and as further pin Section 3.15;

                        (iv) to reimburse or pay itself, the Trustee or the Company for expenses incurred by or reimbursable to the Master Servicer, the Trustee or the Company pursuant to Sections 3.22, 6.03,
         8.05 or 10.01(g), except as otherwise provided in such Sections hereof;

                         (v) to reimburse itself or any Sub-Servicer for costs and expenses incurred by or reimbursable to it relating to the prosecution of any claims pursuant to Section 3.13 that are in excess of the amounts so recovered;

                        (vi) to reimburse itself or any Sub-Servicer for unpaid Master Servicing Fees, Sub-Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.09 and any other related Late Collections;

                       (vii) to pay itself as servicing compensation (in addition to the Master Servicing Fee and Sub-Servicing Fee), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date;

                      (viii) to reimburse itself or any Sub-Servicer for any Advance or Servicing Advance previously made, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance was not reimbursed pursuant to clauses (iii) and
         (vi);

                         (ix) to pay Radian the premium under the Radian Lender-Paid PMI Policy; and

                         (x) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

                  The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses
(ii) through (x).

                  SECTION 3.12.             Permitted Investments.

                  Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in the Custodial Account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

                  SECTION 3.13.             Maintenance of Primary Hazard
                                            Insurance.

                  (a) The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance by a Qualified Insurer or other insurer satisfactory to the Rating Agencies with extended coverage on the related Mortgaged Property in an amount equal to the lesser of (i) 100% of the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property or (ii) the unpaid principal balance of the Mortgage Loan. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Any costs incurred in maintaining any insurance described in this Section 3.13 (other than any deductible described in the last paragraph hereof) shall be recoverable as a Servicing Advance. The Master Servicer shall not be obligated to advance any amounts pursuant to this Section
3.13 if, in its good faith judgment, the Master Servicer determines that such advance would be a Nonrecoverable Advance. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. It is uand agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

                  The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each first lien Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Qualified Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Collateral Value in an amount at least equal to the excess of such original principal amount over 75% of such Collateral Value until the principal amount of any such first lien Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Insurance Policy another substantially equivalent policy issued by another Qualified Insurer, provided, that, such substitution shall be subject to the condition that it will not cause the ratings on the Certificates to be downgraded or withdrawn, as evidenced in writing from each Rating Agency.

          The Master Servicer shall cooperate with Radian and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any Radian Insured Loan.

          The Master Servicer shall cooperate with GEMICO and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any GEMICO Insured Loan.

         In the event of a default by Radian under the Radian Lender-Paid PMI Policy (a "Replacement Event"), the Master Servicer shall use its best efforts to obtain a substitute lend primary mortgage insurance policy (a "Substitute PMI Policy"); PROVIDED, HOWEVER, that the Master Servicer shall not be obligated, and shall have no liability for failing, to obtain a Substitute PMI Policy unless such Substitute PMI Policy can be obtained on the following terms and c(i) the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Certificates immediately prior to such Replacement Event, as evidenced by a letter from each Rating Agency addressed to the Company, the Master Servicer and the Trustee, (ii) the timing and mechanism for drawing on such new Substitute PMI Policy shall be reasonably acceptable to the

Master Servicer and the Trustee and (iii) the premiums under the proposed Substitute PMI Policy shall not exceed such premiums under the existing Radian Lender-Paid PMI Policy.

         In the event of a default by GEMICO under the GEMICO Policy (a "Replacement Ev the Master Servicer shall use its best efforts to obtain a Substitute PMI Policy; PROVIDED, HOWEVER, that the Master Servicer shall not be obligated, and shall have no liability for failing, to obtain a Substitute PMI Policy unless such Substitute PMI Policy can be obtained on the following terms and conditions: (i) the Certificates shall be rated no lower than the rating assigned by each Rating Agency to the Certificates immediately prior to such Replacement Event, as evidenced by a letter from each Rating Agency addressed to the Company, the Master Servicer and the Trustee, (ii) the timing and mechanism for drawing on such new Substitute PMI Policy shall be reasonably acceptable to the Master Servicer and the Trustee and (iii) the premiums under the proposed Substitute PMI Policy shall not exceed such premiums under the existing GEMICO Policy.

         With respect to the Radian PMI Insured Loans covered by a Radian Lender-Paid PMI Policy, the Master Servicer will confirm with Radian, and Radian will certify to the Trustee, on or before April 15, 2001, that the Mortgage Loans indicated on the Mortgage Loan Schedule as being covered by Radian Lender-Paid PMI Policy are so covered.

         No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a security instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Collateral Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

                  In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month fthe month in which payments under any such policy would have been deposited in the Custodial Account. Any such deposit shall not be deemed Servicing Advances and the Master Servicer shall not be entitled to reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

                  SECTION 3.14.             Enforcement of Due-on-Sale Clauses;
                                            Assumption Agreements.

                  The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Purchase Price deposited into the Custodial Account when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Lis in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer is unable to enforce such "due" clause (as provided in the second preceding sentence) or if no "due-on-sale" clause is applicable, the Master Servicer or the Sub-Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any assumption and modification agreement if the coverage provided under the Primary Insurance Policy, if any, would be impaired by doing so. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. A portion equal to up to 2% of the Collateral Value of the related Mortgage Loan, of any fee or additional interest collected by the related S Servicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the related Sub-Servicer as additional servicing compensation.

                  Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

                  SECTION 3.15.             Realization Upon Defaulted Mortgage
                                            Loans.

                  The Master Servicer shall exercise reasonable efforts, consistent with the procedures that the Master Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof. The Master Servicer shall use reasonable efforts to realize proceeds from such defaulted Mortgage Loans in such manner (including short sales) as will maximize the receipt of principal and interest by Certificateholders, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion () that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

                  The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be deposited into the Custodial Account and applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the Cash Liquidation or REO Disposition, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Master Servicing Fees and Sub-Servicing Fees; and second, to interest at the Net Mortgage Rate. The portion of the recovery so allocated to unpaid Master Servicing Fees and Sub-Servi Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3 The portions of the recovery so allocated to interest at the Net Mortgage Rate and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any Sub- Servicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, second, payment to Radian in accordance with Sections 3.11(ix) and third, for payment to the Trustee and GEMICO and distribution to the Certificateholders in accordance with the provisions of Section 4.01, subject to Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds.

                  SECTION 3.16.             Trustee to Cooperate; Release of
                                            Mortgage Files.

                  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such pthe Master Servicer will immediately notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request, which may be in a mutually agreed upon electronic format, delivery to it of the Mortgage File in the form of the Request for Release attached hereto as Exhibit F. Upon receipt of two copies (one of which will be returned with the Mortgage Files) of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer. Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original canceled Mortgage Note. All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law. The Master Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Mortgage Loan which pays in full and the Trustee shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

                  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee, which may be in a mutually agreed upon electronic format, of two copies (one of which will be returned with the Mortgage Files) of a Request for Release in the form attached hereto as Exhibit F, release the related Mortgage File to the Master Servicer and the Trustee shall execute such documents as the Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists; and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

                  Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such request that such pleadings or documents be executed by the Trustee shall include a certification signed by a Servicing Officer as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or t sale.

                  SECTION 3.17.             Servicing Compensation.

                  As compensation for its activities hereunder, the Master Servicer shall be entitled to withhold and retain, from deposits to the Custodial Account of amounts representing payments or recoveries of interest, the Master Servicing Fees with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer). In addition, the Master Servicer shall be entitled to recover unpaid Master Servicing Fees out of related Late Collections to the extent permitted in Section 3.11.

                  Each Sub-Servicing Agreement shall permit the related Sub-Servicer to retain the Sub-Servicing Fees from collections on the related Mortgage Loans, or shall provide that the S Servicer be paid directly by the Master Servicer from collections on the related Mortgage Loans. To the extent the Master Servicer directly services a Mortgage Loan, the Master Servicer shall be entitled to retain the Sub-Servicing Fees for that Mortgage Loan.

                  The Master Servicer also shall be entitled pursuant to Section
3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any assumption fees, late payment charges and reconveyance fees. The Master Servicer or any Sub-Servicer, pursuant to a Subservicing Agreement, shall be entitled to retain any prepayment charges. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13 and servicing compensation of the Sub-Servicer to the extent not retained by it), and shall not be entitled to reimbursement therefor except as specifically provided in
Section 3.11. The Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

                  SECTION 3.18.             Maintenance of Certain Servicing
                                            Policies.

         The Master Servicer shall obtain and maintain at its own expense and shall cause each Sub- Servicer to obtain and maintain for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's and such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer or Sub-Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee in writing of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be.

                  SECTION 3.19.             Annual Statement as to Compliance.

                  Within 120 days after December 31 of each year, commencing December 2001, the Master Servicer at its own expense shall deliver to the Trustee and the Certificate Insurer, with a copy to the Rating Agencies, a certificate signed by a Servicing Officer stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub-Servicing Agreement has been made under such officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, bon his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub- Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

                  SECTION 3.20. Annual Independent Public Accountants' Servicing Statement.

                  (a) Within 120 days after December 31 of each year, commencing December 2001, the Master Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee, the Certificate Insurer and the Rating Agencies, to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Master Servicer was not in compliance with the provisions of this Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

                  (b) Within 120 days after December 31 of each year, commencing December 2001, the Master Servicer, at its expense, shall or shall cause each Sub-Servicer to cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or such Sub-Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or such Sub-Servicer which includes an assertion that the Master Servicer or such Sub-Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of first and second lien conventional single family mortgage loans during the most recently completed calendar year a(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Master Servicer shall or shall cause each Sub-Serv to furnish a copy of such report to the Trustee and the Rating Agencies.

                  SECTION 3.21.             Access to Certain Documentation.

                  The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, access to the documentation in their possession regarding the related Mortgage Loans and REO Properties and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Sub-Servicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Trustee shall coordinate its requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

                  SECTION 3.22. Title, Conservation and Disposition of REO Property.

                  This Section shall apply only to REO Properties acquired for the account of REMIC 1 and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from REMIC 1 pursuant to Sections 2.02, 2.04, 3.14 or 3.24. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of REMIC 1, shall either sell any REO Property before the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of REMIC 1, request, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel (which shall not be at the expense of the Trustee), addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC 1 of such REO Property subsequent to the close of the third taxable year following the taxable year in which REMIC 1 acquires ownership of such REO Property will not result in the imposition on REMIC 1 of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of the laws of the State of California at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by any of REMIC 1, REMIC 2 or REMIC 3 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.

                  Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

                  The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets. The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

                  If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Master Servicing Fees and Sub-Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15. The Master Servicer shall not be obligated to advance any amounts with respect to an REO Property if, in its good faith jthe Master Servicer determines that such advance would constitute a Nonrecoverable Advance.

                  The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine.

                  The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with
Section 4.01; provided, that any such net proceeds received by the Master Servicer which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred ("Excess Proceeds") shall be retained by the Master Servicer as additional servicing compensation.

                  With respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or
(ii) otherwise acquire possession of, the related Mortgaged Property, unless the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

                  The cost of the environmental audit report contemplated by this Section 3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

                  If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

                  SECTION 3.23.             Additional Obligations of the Master
                                            Servicer.

                  On each Certificate Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account from its own funds and without any right of reimbursement therefor, a total amount equal to the amount of Compensating Interest for the related Distribution Date.

                  SECTION 3.24              Optional Purchase of Defaulted
                                            Mortgage Loans.

         The Master Servicer or any affiliate of the Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, and the Trustee), but shall not be obligated, to purchase for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.04. The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's rtitle and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding the foregoing, the Trustee, whether acting as Trustee or in the capacity of successor Master Servicer, shall have no obligation to repurchase any Mortgage Loan.

                  SECTION 3.25.             Additional Obligations of the
                                            Company.

                  The Company agrees that on or prior to the tenth day after the Closing Date, the Company shall provide the Trustee with a written notification, substantially in the form of Exhibit J attached hereto, relating to each Class of Certificates, setting forth (i) in the case of each Class of such Certificates, (a) if less than 10% of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates has been sold as of such date, the value calculated pto clause (b)(iii) of Exhibit J hereto, or, (b) if 10% or more of such Class of Certificates has been sold as of such date but no single price is paid for at least 10% of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold and the aggregate percentage of Certificates of such Class sold, (c) the first single price at which at least 10% of the aggregate Certificate Principal Bor Notional Amount of such Class of Certificates was sold, or (d) if any Certificates of each Class of Certificates are retained by the Company or an affiliate corporation, or are delivered to the Seller, the fair market value of such Certificates as of the Closing Date, (ii) the Prepayment Assumption used in pricing the Certificates, and (iii) such other information as to matters of fact as the Trustee may reasonably request to enable it to comply with its reporting requirements with respect to each Class of such Certificates to the extent such information can in the good faith judgment of the Company be determined by it.

                  SECTION 3.26. Periodic Filings with the Securities and Exchange Commission; Additional Information.

                  Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) , a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Company hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Company. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Company of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Company agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section.

                  SECTION 3.27.             Administration of Buydown Funds.

                  (a) With respect to any Buydown Mortgage Loan, the Sub-Servicer has deposited Buydown Funds in an account that satisfies the requirements for a Sub-Servicing Account (the "Buydown Account"). The Master Servicer shall cause the Sub-Servicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Sub-Servicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Sub-Serv.

                  (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Sub-Servicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Sub-Servicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Sub-Servi Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS


                  SECTION 4.01.             Distributions.

                  (a) The Trustee shall establish and maintain a Certificate Account, in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 5:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date,
(ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.11, 3.13, 3.22 or 3.23, and (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

                  On each Distribution Date, prior to making any other distributions referred to in Section 4.01, the Trustee shall withdraw from the Certificate Account and pay (i) itself the Trustee's Fee for such Distribution Date and any other amounts owed to it but remaining unpaid pursuant to Section 3.11(iv), (ii) GEMICO the GEMICO Fee for such Distribution Date and (iii) the Certificate Insurer the Certificate Insurer Fee for such Distribution Date. The Trustee shall pay the GEMICO Fee in accordance with the instructions attached hereto in Exhibit L and shall pay the Certificate Insurer Fee in accordance with the instructions set forth in the Commitment Letters.

                  On each Distribution Date the Trustee shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the amounts required to be distributed to such Holder pursuant to this Section 4.01.

                  On each Distribution Date, the Trustee shall withdraw from the Certificate Account that portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date:

                  (i) concurrently, to the Holders of the Class A Certificates and the Class R Certificates, the related Monthly Interest Distributable Amount for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (i);

                  (ii) concurrently, to the Holders of the Class A Certificates and the Class R Certificates, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such class pursuant to this clause (ii);

                  (iii) to the Certificate Insurer, the Reimbursement Amount;

                  (iv) to the Holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such Class for such Distribution Date;

                  (v) to the Holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such Class for such Distribution Date;

                  (vi) to the Holders of the Class B Certificates, the Monthly Interest Distributable Amount for such Class for such Distribution Date; and

                  (vii) on the first six Distribution Dates, to the Holders of the Class X Certificates, 20% of the Interest Remittance Amount remaining after distributions pursuant to clause (vi) above.

                  (b) On each Distribution Date (x) prior to the Stepdown Date or (y) on which a Trigger Event is in effect, the Trustee shall withdraw from the Certificate Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

                  (i) to the holders of the Class A Certificates (other than the Class A-IO Certificates) and the Class R Certificates, allocated among the Classes of Class A Certificates and Class R Certificates in the manner set forth in Section 4.01(e), until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) to the Certificate Insurer, the Reimbursement Amount;

                  (iii) to the holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                  (v) to the holders of the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

                  (c) On each Distribution Date (x) on or after the Stepdown Date and (y) on which a Trigger Event is not in effect, the Trustee shall withdraw from the Certificate Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority, in each case to the extent of the Principal Distribution Amount remaining for such Distribution Date:

                  (i) to the holders of the Class A Certificates (other than the Class A-IO Certificates) and the Class R Certificates, allocated among the Classes of Class A Certificates and the Class R Certificates in the manner set forth in Section 4.01(e), the Class A Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

                  (ii) to the Certificate Insurer, the Reimbursement Amount;

                  (iii) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

                  (iv) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

                  (v) to the holders of the Class B Certificates, the Class B Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

                  (d) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed in the following order of priority, in each case to the extent of the Net Monthly Excess Cashflow remaining for such Distribution Date:

                  (i) to the Holders of the Class A Certificates (other than the Class A-IO Certificates) and the Class R Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount as described under Section 4.01(b) or Section 4.01(c) above, as applicable;

                  (ii) to the Certificate Insurer, the Reimbursement Amount;

                  (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (iv) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (vi) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (vii) to the Holders of the Class B Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

                  (viii) to the Holders of the Class B Certificates, in an amount equal to the Allocated Realized Loss Amount allocable to such Certificates;

                  (ix) to the Holders of the Class X Certificates, interest equal to the Monthly Interest Distributable Amount for such Class and principal equal to any remaining Overcollateralization Release Amount for such Distribution Date; and

                  (x) any remaining amounts to the Holders of the Class R Certificates (in respect of the appropriate Residual Interest).

                  (e) The distributions to the Holders of the Class A Certificates (other than the Class A-IO Certificaes) and the Class R Certificates for any Distribution Date set forth in Section 4.01(b)(i) and
Section 4.01(c)(i) shall be distributed in the following order of priority:

                  (i) first, to the Holders of the Class A-5 Certificates, the Lockout Distribution Percentage of the amount to be distributed pursuant to Section 4.01(b)(i) or Section 4.01(c)(i), as applicable, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

                  (ii) second, to the Holders of the Class R Certificates, until the Certificate Principal Balance of the Class R Certificates has been reduced to zero;

                  (iii) third, to the Holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

                  (iv) fourth, to the Holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                  (v) fifth, to the Holders of the Class A-3 Certificates until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

                  (vi) sixth, to the Holders of the Class A-4 Certificates until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero; and

                  (vii) seventh, to the Holders of the Class A-5 Certificates until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero.

                  (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerag firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (g) The Trustee at the direction of the Master Servicer shall invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment prior to the Business Day next preceding the Distribution Date shall be for the benefit of the Master Servicer. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

                  (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Company, or appoint an agent to take reasonable steps, to contact the remaining non-tende Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

                  SECTION 4.02.             Statements to Certificateholders.

                  (a) On each Distribution Date the Trustee shall make available to each Hof a Certificate and to the Company, the Master Servicer, the Certificate Insurer and the Rating Agencies, a statement based on information provided by the Master Servicer as to such distribution setting forth:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class A-IO Certificates), separately identified, allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest, separately identified;

                  (iii) the Pass-Through Rate on each Class of Regular Certificates for such Distribution Date;

                  (iv) the aggregate amount of Advances for such Distribution Date;

                  (v) the number and aggregate Stated Principal Balance of the Mortgage Las of the end of the related Due Period;

                  (vi) the Overcollateralized Amount, the Excess
         Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount for such Distribution Date;

                  (vii) the aggregate Certificate Principal Balance or Notional Amount, as applicable, of each Class of Regular Certificates after giving effect to the amounts distributed on such Distribution Date (in the case of each Class of the Mezzanine Certificates, separately identifying any reduction thereof due to the allocation of Realized Losses thereto);

                  (viii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days, (c) delinquent 91 days or more, in each case as of the end of the calendar month prior to such Distribution Date;

                  (ix) the number, aggregate principal balance and book value of any REO Properties as of the close of business on the last day of the calendar month preceding the month in which such Distribution Date occurs;

                  (x) the weighted average remaining term to maturity, weighted average Mortgage Rate and weighted average Net Mortgage Rate of the Mortgage Loans as of the close of business on the first day of the calendar month in which such Distribution Date occurs;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                  (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Custodial Account or the Certificate Account for such Distribution Date;

                  (xiv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.23, and the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of each Class of the Class A Certificates, Class R Certificates and Mezzanine Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of the Class A Certificates, Class R Certificates and Mezzanine Certificates for such Distribution Date;

                  (xvi) (A) the Overcollateralization Target Amount, (B) the Overcollateralized Amount and (C) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount, in each case after giving effect to the distribution made on the Regular Certificates on such Distribution Date;

                  (xvii) when the Stepdown Date or a Trigger Event has occurred;

                  (xviii) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (xix) the Available Distribution Amount for such Distribution Date;

                  (xx) any Insured Payment for such Distribution Date, and the respective portions thereof allocable to principal and interest for the related Insured Certificates; and

                  (xxi) the amount of any Certificate Insurance Payment made on such Distribution Date, the amount of any reimbursement payment made to the Certificate Insurer on such Distribution Date pursuant to Sections 4.01(a)(iii), 4.01(b)(ii), 4.01(c)(ii) and 4.01(d) and the
         amount of Cumulative Insurance Payments after giving effect to any such Certificate Insurance Payment or any such reimbursement payment to the Certificate Insurer.

                  The Trustee will make the monthly statements (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Certificate Insurer and other parties to this Agreement via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Such parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

                  In the case of information furnished pursuant to subclauses
(i) and (ii) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

                  On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

                  The Trustee shall provide to each Certificateholder any written reports or other information required by the Code and regulations thereunder as from time to time are in force. In addition, upon written request, within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in subclauses (i) - (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.

                  SECTION 4.03. Remittance Reports; Advances by the Master Servicer.

                  (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the "Remittance Report"), in the form of an electromagnetic tape or disk. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Trustee from time to time. The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

                  (b) The Master Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the sum of (1) the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Mortgage Rate less the sum of the Master Servicing Fee Rate, the Sub-Servicing Fee

Rate and any applicable Radian PMI Policy Rate), other than Balloon Payments, less the aof any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date plus (2) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (net of the related Master Servicing Fees and Sub-Servicing Fees) that would have been due on the related Due Date based on the original principal amortization scheduled for such Balloon Loan until such Balloon Loan is finally liquidated; provided that no Advance shall be made if it would be a Nonrecoverable Advance. On or before 4:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 1:00 P.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The amount of any reimbursement pursuant to Section 3.11 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee with the Remittance Report. The Trustee shall deposit all funds it receives pursuant to this Section 4.03 into the Certificate Account.

                  (c) In the event that the Master Servicer determines as of any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Master Servicer pursuant to paragraph (b) above, it shall give notice to the Trustee of its inability to Advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit. Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Certificate Account Deposit Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

                  SECTION 4.04.             Distributions on the REMIC Regular
                                            Interests.

                  On each Distribution Date, the Trustee shall cause the Available Distribution Amount, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Certificate Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (1) first, to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), the Monthly Interest Distributable Amount;

                  (2) second, to the Holders of REMIC 1 Regular Interest LT1B, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC 1 Regular Interest LT1A in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                  (3) third, to the Holders of the REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause (1) above, allocated in the following order of priority:

                                    (A) first, to the Holders of the Class R
                  Certificates (in respect of the Class R-1 Interest), until the Certificate Principal Balance thereof has been reduced to zero;

                                    (B) second, to the Holders of REMIC 1
                  Regular Interest LT1A, until the Uncertificated Principal Balance thereof is reduced to zero and second, to the Holders of REMIC 1 Regular Interest LT1B, until the Uncertificated Principal Balance thereof is reduced to zero; and

                                    (C) any remaining amount to the Holders of
                  the Class R Certificates (in respect of the Class R-1
                  Interest).

                  On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to the Holders of REMIC 2 Regular Interest A-IO, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to the Holders of REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2J shall be reduced when the REMIC 2 Overcollateralization Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H and REMIC 2 Regular Interest LT2I in the same proportion as principal payments are allocated to the Corresponding Certificates;

                  (ii) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 2 Regular Interest LT2A,
                  98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

                           (b) to the Holders of REMIC 2 Regular Interest LT2B,
                  REMIC 2 Regular Interest LT2C, REMIC 2 Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H and REMIC 2 Regular Interest LT2I, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 2 Regular Interest LT2J,
                  1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; and

                           (d) any remaining amount to the Holders of the Class
                  R Certificates (in respect of the Class R-2 Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest LT2A and REMIC 2 Regular Interest LT2J, respectively, to the extent the principal balance of the Mortgage Loans exceeds the sum of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2B, REMIC 2 Regular Interest LT2C, REMIC 2

Regular Interest LT2D, REMIC 2 Regular Interest LT2E, REMIC 2 Regular Interest LT2F, REMIC 2 Regular Interest LT2G, REMIC 2 Regular Interest LT2H, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J immediately following payments pursuant to (c) above but pto any payments pursuant to this proviso.

                  SECTION 4.05.             Allocation of Realized Losses.

                  (a) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class X Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

         Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated. Any allocation of Realized Losses to a Class X Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(ix). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class R Certificates.

                  (b) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date first, to REMIC 1 Regular Interest LT1A, until the Uncertificated Principal Balance has been reduced to zero and then to REMIC 1 Regular Interest LT1B until the Uncertificated Principal Balance has been reduced to zero.

                  (c) All Realized Losses on the REMIC 1 Regular Interest LT1A and REMIC 1 Regular Interest LT1B shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LT2A and REMIC 2 Regular Interest LT2J up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A and REMIC 2 Regular Interest LT2J up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2I and REMIC 2 Regular Interest LT2J, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2I has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2H and REMIC 2 Regular Interest LT2J, 98%, 1% and 1%, respectively, until the Uncertificated

Principal Balance of REMIC 2 Regular Interest LT2H has been reduced to zero; and fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2A, REMIC 2 Regular Interest LT2G and REMIC 2 Regular Interest LT2J, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2G has been reduced to zero.

                  SECTION 4.06. Information Reports to Be Filed by the Master Servicer.

                  The Master Servicer or the Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                  SECTION 4.07.             Compliance with Withholding
                                            Requirements.

                  Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

                                    ARTICLE V

                                THE CERTIFICATES


                  SECTION 5.01.             The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A, B-1, B-2 and B-3. The Certificates will be issuable in registered form only. The Certificates (other than the Class X Certificates and the Class R Certificates) will be issued in minimum denominations of $25,000 Initial Certificate Principal Balance or Initial Notional Amount, as applicable, and integral multiples of $1 in excess thereof. The Class X Certificates and the Class R Certificates will be issuable in minimum denominations of any Percentage Interest representing 20.00% and multiples of 0.01% in excess thereof.

                  Upon original issue, the Certificates shall, upon the written request of the Company executed by an officer of the Company, be executed and delivered by the Trustee, authenticated by the Trustee and delivered to or upon the order of the Company upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

                  (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Book-Entry Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Book- Certificates, and the Trustee shall have no liability for transfers of Ownership Interests in the Book Entry Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

                  The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book- Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon sto the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall, at the expense of the Company, issue the Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                  (c) Each Certificate is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable.

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

                  (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class X Certificate or a Class R Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class X Certificate or Class R Certificate is tbe made under this Section 5.02(b), (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Company or any affiliate thereof, to a non-affiliate of the Company and (ii) the Trustee shall require the tto execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer; provided however that such representation letters will not be required in connection with any transfer of any such Certificate by the Company to an affiliate of the Company and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Company of the status of such transferee as an affiliate of the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  (c) Notwithstanding the requirements of Section 5.02(b), transfers of Class X Certificates and Class R Certificates may be made in accordance with this Section 5.02(c) if the prospective transferee of a Certificate provides the Trustee and the Company with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Class X Certificates or Class R Certificates may be made pursuant to this Section 5.02(c) by the Company. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

                  The Trustee shall require an Opinion of Counsel from a prospective transferee prior to the transfer of any Class X Certificate or Class R Certificate to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ( or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"). Such Opinion of Counsel must establish to the satisfaction of the Trustee that such transfer is permissible under applicable law, will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code, will not cause the assets of the Trust Fund to constitute "plan assets" within the meaning of 29 C.F.R. ss.251 and will not subject the Trustee, the Master Servicer or the Company to any obligation in addition to those undertaken in this Agreement. Neither the Company, the Master Servicer nor the Trustee will be required to obtain such Opinion of Counsel on behalf of any prospective transferee.

                  (d) [Reserved].

                  (e) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee oits designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause
(iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of (I) an affidavit and agreement (a "Transfer Affidavit and Agreement" in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Trustee representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

                  (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-4.

                  (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Class R Certificate on behalf of a "pass-through interest holder."

                  (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates other than to Permitted Transferees are prohibited.

                  (iii) (A) If any Person other than a Permitted Transferee shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a Holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations
Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Class R Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Class R Certificate that was in fact not a Permitted Transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Class R Certificate. Each Holder of a Class R Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this clause (b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Company to ensure that the Class R Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Class R Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section
5.02 or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

                           (B) If any purported Transferee shall become a Holder
of a Class R Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

                  (f) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Trustee maintained for such purpose, the Trustee shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

                  (g) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Trustee. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for three separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

                  (h) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  (i) All Certificates surrendered for transfer and exchange shall be canceled and retained by the Trustee in accordance with the Trustee's standard procedures.

                  SECTION 5.03.             Mutilated, Destroyed, Lost or Stolen
                                            Certificates.

                  If (i) any mutilated Certificate is surrendered to the Trustee and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.04.             Persons Deemed Owners.

                  The Company, the Master Servicer, the Trustee, the Certificate Insurer and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the Certificate Insurer nor any agent of any of them shall be affected by notice to the contrary.

                  SECTION 5.05.             Rule 144A Information.

                  For so long as any Class X Certificates and Class R Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Company will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule

144A(d)(4) under the Securities Act; and (2) the Company shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Company and furnish the Company such information in the Master Servicer's possession as the Company may reasonably request.

                                   ARTICLE VI

                       THE COMPANY AND THE MASTER SERVICER

                  SECTION 6.01.             Liability of the Company and the
                                            Master Servicer.

                  The Company and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company and the Master Servicer herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

                  SECTION 6.02. Merger, Consolidation or Conversion of the Company or the Master
                                            Servicer.

                  The Company and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  Any Person into which the Company or the Master Servicer may be merged, consolidated or converted, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business othe Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

                  SECTION 6.03. Limitation on Liability of the Company, the Master Servicer and Others.

                  Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any ain good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Company, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

                  SECTION 6.04.             Limitation on Resignation of the
                                            Master Servicer.

                  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer reasonably acceptable to the Trustee upon receipt by the Trustee of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                  SECTION 6.05.             Sale and Assignment of Master
                                            Servicing.

                  The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the cof successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates (without regard to any Certificate Policy) in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                   ARTICLE VII

                                     DEFAULT

                  SECTION 7.01.             Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events:

                (i) any failure by the Master Servicer to deposit into the Certificate Account on each Certificate Account Deposit Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for two (2) Business Days after such amount was required to be remitted; or

               (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders (without regard to any Certificate Policy)) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

              (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

               (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

                (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) the Master Servicer shall fail to deposit in the Certificate Account on any Certificate Account Deposit Date an amount equal to any required Advance which continues unremedied for the earlier of (a) a period of two (2) Business Days or
         (b) the Business Day immediately preceding the Distribution Date.

If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer, and the Company, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Trustee determines (in its sole discretion) that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. Notwithstanding the foregoing, the parties hereto and the Certificateholders by their acceptance of any Certificate, acknowledge and agree that there will be a period of transition before the actual servicing functions can be fully transferred to the Trustee, as successor Master Servicer, or to a successor Master Servicer appointed by the Trustee pursuant to the provisions hereof; provided, that the Trustee shall use its commercially reasonable efforts to succeed to the actual servicing functions or find a successor Master Servicer as soon as possible but no later than 90 days after such termination; and provided, further, that the successor Master Servicer or the Trustee shall continue to make Advances during the transition period. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the successor Master Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; (iii) the rights and obligations of the Master Servicer under the Sub-Servicing Agreements with respect to the Mortgage Loans; (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans; and (v) all costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required bthe Trustee or any successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor Master Servicer to service the Mortgage Loans properly and effectively. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's corporate trust division has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee as provided in Section 11.05 and such notice references the Certificates, the Trust Fund or this Agreement.

                  SECTION 7.02.             Trustee to Act; Appointment of
                                            Successor.

                  Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 7.01(i) - (v), the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section 2.03 and its obligations to deposit amounts in respect of losses pursuant to Section 3.12 and 4.01(g)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account and the Certificate Account if the Master Servicer had continued to act hereunder. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction or appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac- approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements fthe compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. Each of the Seller, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. In no event shall the successor Master Servicer be liable for the acts or omissions of the predecessor Master Servicer.

                  Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

                  SECTION 7.03.             Notification to Certificateholders.

                  (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies.

                  (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                  SECTION 7.04.             Waiver of Events of Default.

                  The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default (other than an Event of Default set forth in Section 7.01(vi)); PROVIDED, HOWEVER, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01 or materially adversely affect any non-consenting Certificateholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rof Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

                  SECTION 7.05.             List of Certificateholders.

                  Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

                  SECTION 8.01.             Duties of Trustee.

                  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                  The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them in accordance with the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the T satisfaction, the Trustee will provide notice thereof to the Certificateholders. Notwithstanding the foregoing, the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

                  The Trustee shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to REMIC 1, REMIC 2 and REMIC 3 pursuant to applicable federal, state or local tax laws.

                  The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of REMIC 1, REMIC 2 and REMIC 3 under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on any of REMIC 1, REMIC 2 or REMIC 3 to the extent that maintaining such status and avoiding such taxes are within the control of the Trustee and are within the sof specific responsibilities under this Agreement.

                  No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                         (i) Prior to the occurrence of an Event of Default, and
                  after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                        (ii) The Trustee shall not be liable for an error of
                  judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                       (iii) The Trustee shall not be liable with respect to any
                  action taken, suffered or omitted to be taken by it in good faith in accordance with the dof the Holders of Certificates entitled to at least 25% of the Voting Rights relating tthe time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  SECTION 8.02.             Certain Matters Affecting the
                                            Trustee.

                           Except as otherwise provided in Section 8.01:

                (a) The Trustee may rely upon and shall be protected in acting or refraining from acting in reliance upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Office of the Trustee's corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                (d) The Trustee shall not be liable for any action taken, suffered or omitted bit in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably ato the Trustee by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

                (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

                (g) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

                  SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

                  The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II) shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Company of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Master Servicer.

                  SECTION 8.04.             Trustee May Own Certificates.

                  The Trustee in its individual or any other capacity (other than as Trustee hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the parties hereto.

                  SECTION 8.05.             Trustee's Fees.

                  On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Account as compensation hereunder the Trustee Fees. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts hereunder or the Trustee's performance under the Certificates, other than any claim, loss, liability or expense (i) sustained in connection with this Agreement or the Mortgage Loan Purchase Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

                  The Master Servicer shall indemnify the Trustee and any director, officer, employee or agent of the Trustee against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties hereunder.

                  The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee or the termination of this Agreement.

                  SECTION 8.06.             Eligibility Requirements for
                                            Trustee.

                  The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to the Rating Agency rating the Certificates. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates;

provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

                  SECTION 8.07.             Resignation and Removal of the
                                            Trustee.

                  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer; with a copy to the Rating Agencies; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions; provided, however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of
Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.

                  The Holders of Certificates entitled to at least 51% of the Voting Rights, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Company by the Master Servicer.

                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

                  SECTION 8.08.             Successor Trustee.

                  Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee all assets and records of the Trust Fund held by it hereunder, and the Master Servicer and the predecessor trustee shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

                  SECTION 8.09.             Merger or Consolidation of Trustee.

                  Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 8.10.             Appointment of Co-Trustee or
                                            Separate Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall hthe power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment without the Master Servicer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE IX

                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans or upon Purchase of Certificates.

         (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders and to the Certificate Insurer as hereafter set forth) shall terminate upon payment to the Certificateholders and to the Certificate Insurer of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Optional Termination Holder or its assignee or designee of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Mortgage Rate to the first day of the month such repurchase price is distributed), less the good faith estimate of the Optional Termination Holder of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Optional Termination Holder and the Trustee at the expense of the Master Servicer and (c) the Reimbursement Amount due to the Certificate Insurer, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in March 2031 and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Optional Termination Holder, to avoid disqualification of any of REMIC 1, REMIC 2 or REMIC 3 as a REMIC. In the case of any repurchase by the Optional Termination Holder pursuant to clause (i), the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Optional Termination Holder.

                  The right of the Optional Termination Holder or its assignee or designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut Date. If such right is exercised, the Optional Termination Holder upon such repurchase shall provide to the Trustee, notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

                  Written notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the Optional Termination Holder's election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated,
(ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. In the event such notice is given in connection with the Optional Termination Holder or its designee's election to repurchase, the Optional Termination Holder or its designee shall deliver to the Trustee for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall first, pay itself the Trustee's Fees for such Distribution Date and any other amounts owing to the Trustee under this Agreement, second, distribute to the Certificate Insurer, the Reimbursement Amount and third, distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Optional Termination Holder's election to repurchase, or (ii) if the Optional Termination Holder elected to so repurchase, an amount determined as follows: with respect to each Regular Certificate (other than the Class A-IO Certificates), the outstanding Certificate Principal Balance thereof, plus with respect to each Regular Certificate, one month's interest thereon at the applicable Pass-Through Rate and any Unpaid Interest Shortfall Amount, plus with respect to each Mezzanine Certificate, any unpaid Allocated Realized Loss Amount; and with respect to the Class R Certificates, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the Regular Certificates, subject to the priorities set forth in Section 4.01. Notwithstanding the foregoing, by acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts received in respect of such termination to the Holders of the Class X Certificates and to pay any such amounts to the Holders of the Class X Certificates. Upon certification to the Trustee by a Servicing Officer, following such final deposit, the Trustee shall promptly release the Mortgage Files as directed bthe Optional Termination Holder for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments required by the Optional Termination Holder as being necessary to effectuate such transfer.

                  In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Trustee shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Company in writing, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

                  SECTION 9.02.             Termination of REMIC 2 and REMIC 3.

                  REMIC 2 shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the REMIC 1 Regular Interests and the last distribution due on the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest) is made. REMIC 3 shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the REMIC 2 Regular Interests and the last distribution due on the Regular Certificates and the Class R Certificates (in respect of the Class R-3 Interest) is made.

                  SECTION 9.03.             Additional Termination Requirements.

                  (a) In the event the Optional Termination Holder repurchases the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Optional Termination Holder, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificate is outstanding:

                  (i) The Master Servicer shall establish a 90-day liquidation period for REMIC 1, REMIC 2 and REMIC 3, as the case may be, and specify the first day of such period ia statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Trustee also shall satisfy all of the requirements of a qualified liquidation for REMIC 1, REMIC 2 and REMIC 3, as the case may be, under Section 860F of the Code and regulations thereunder; and

                  (ii) The Optional Termination Holder shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof.

         (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC 1,

REMIC 2 and REMIC 3 at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                    ARTICLE X

                                REMIC PROVISIONS

                  SECTION 10.01.            REMIC Administration.

         (a) The Trustee shall make an election to treat the Trust Fund as three REMICs uthe Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC elections in respect of the Trust Fund, (i) the Class R-1 Interest will constitute the sole class of "residual interest" in REMIC 1, (ii) the Class R-2 Interest will constitute the sole class of "residual interest" in REMIC 2, and (iii) the Class R-3 Interest will constitute the sole class of "residual interest" in REMIC 3, and the Regular Certificates shall be designated as the "regular interests" in REMIC 3. The Master Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2 or REMIC 3 other than the REMIC 1 Regular Interests and the Class R-1 Interest (in the case of REMIC 1), the REMIC 2 Regular Interests and the Class R-2 Interest (in the case of REMIC 2), and the Regular Certificates and the Class R-3 Interest (in the case of REMIC 3). The Trustee will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for each of REMIC 1, REMIC 2 and REMIC 3.

         (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of the REMICs, other than the expense of obtaining any tax related Opinion of Counsel except as specified herein and except that the Trustee shall be entitled to be reimbursed from the Custodial Account for any professional fees and expenses related to any non-routine audits or any administrative or judicial proceedings that do not result from any breach of its tax duties under this Section 10.01. The Trustee, as agent for the REMICs' tax matters person, shall (i) act on behalf of the REMICs in relation to any tax matter or controversy involving the Trust Fund and
(ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the holder of the largest Percentage Interest of the Class R Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the REMICs.

                  (d) The Trustee shall prepare, sign and file all of the Tax Returns (including Form 8811, which must be filed within 30 days of the Closing
Date) in respect of the REMICs created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of the REMICs as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article X.

                  (e) The Trustee shall perform on behalf of the REMICs all reporting and other tax compliance duties that are the responsibility of the REMICs under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMICs. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the aof the REMICs, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Company shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

                  (f) To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Trustee shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC 1, REMIC 2 or REMIC 3 as REMICs or (ii) result in the imposition of a tax upon the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMICs or the assets of the REMICs, or causing the REMICs to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with counsel, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the Trust Fund, and the Master Servicer shall not take any such action or cause the Trust Fund to take any such action as to which counsel has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

                  (g) In the event that any tax is imposed on "prohibited transactions" of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMICs as defined in Section 860G(c) of the Code, on any contributions to the REMICs after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise, (iii) to the Master Servicer as provided in Section 3.05 and (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer or the Trustee pursuant to another provision of this Agreement.

                  (h) On or before April 15 of each calendar year, commencing April 15, 2002, the Trustee shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Trustee stating (without regard to any action taken by any party other than the Trustee) the Trustee's compliance with this Article X.

                  (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the REMICs on a calendar year and on an accrual basis.

                  (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to the REMICs other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel (which shall be at the expense of the party requesting to make such contribution and not at the expense of the Trustee) to the effect that the inclusion of such assets in the REMICs will not cause the REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as REMICs at any time that any Certificates are outstanding or subject either REMIC 1, REMIC 2 or REMIC 3 to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which the REMICs will receive a fee or other compensation for services nor permit the REMICs to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  SECTION 10.02.            Prohibited Transactions and
                                            Activities.

                  None of the Company, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage

Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC 1, REMIC 2 or REMIC 3 pursuant to
Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for the Trust Fund (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to the REMICs after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of REMIC 1, REMIC 2 or REMIC 3 as REMICs or (b) cause the Trust Fto be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                  SECTION 10.03.            Master Servicer and Trustee
                                            Indemnification.

                  (a) The Trustee agrees to indemnify the Trust Fund, the Company, and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X.

                  (b) The Master Servicer agrees to indemnify the Trust Fund, the Company and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X, in each case with respect to compliance with the REMIC Provisions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01.            Amendment.

                  This Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement in any respect subject to the provisions in clauses (A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), as evidenced by (A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, and (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating (without regard to any Certificate Policy) on any of the Certificates. Any amendment shall require the prior written consent of the Certificate Insurer if such amendment could adversely affect the interest of the Certificate Insurer.

                  This Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee and Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2 of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Seller or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

                  Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on either REMIC 1, REMIC 2 or REMIC 3 pursuant to the REMIC Provisions or cause either REMIC 1, REMIC 2 or REMIC 3 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

                  Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

                  It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

                  The Trustee may, but shall not be obligated to enter into any amendment pto this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  Article IX of this Agreement may only be amended with the written consent of the Optional Termination Holder.

                  SECTION 11.02.            Recordation of Agreement;
                                            Counterparts.

                  To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Company accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  SECTION 11.03.            Limitation on Rights of
                                            Certificateholders.

                  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding uof the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Seller or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04.            Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05.            Notices.

                  All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Company, Impac Funding, 1401 Dove Street, Newport Beach, California 92660, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Impac Funding, 1401 Dove Avenue, Newport Beach, California 92660, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the Trustee, to Wells Fargo Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attn: Corporate Trust Services -- Impac 2001-2) with a copy to its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (d) in the case of the Rating Agencies, Standard & Poor's, 55 Water Street, 41st Floor, New York, NY 10041 Attention:
Residential Mortgage Surveillance Group; and Fitch, Fitch, Inc., One State Street, 30th Floor, New York, New York 10004, Attention: Mortgage Backed Securities Department, Impac 2001-2; or (e) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management -- Structured Finance (Impac 2001-2). Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  SECTION 11.06.            Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07.            Successors and Assigns.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

                  SECTION 11.08.            Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.09.            Notice to Rating Agencies.

                  The Trustee shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:

                  1.  Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee;

                  4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.04;

                  5. The final payment to Certificateholders;

                  6. Any change in the location of the Custodial Account or the Certificate Account; and

                  7. Any Certificate Insurer Default that has not been cured.

                  In addition, the Trustee shall promptly furnish to the Rating Agency copies of each report to Certificateholders described in Section 4.02; and the Master Servicer shall promptly furnish to the Rating Agency copies of each annual independent public accountants' servicing report received as described in Section 3.20.

                  Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to
(i) in the case of Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041 and (ii) in the case of Moody's, ABS Monitoring Department, 99 Church Street, New York, New York 10007, or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

                                   ARTICLE XII

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

                  SECTION 12.01. Rights of the Certificate Insurer To Exercise Rights of Insured
                                            Certificateholders.

         By accepting its Certificate, each Insured Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all consent, voting, direction and other control rights of the Insured Certificateholders under this Agreement without any further consent of the Insured Certificateholders.

                  SECTION 12.02.            Claims Upon the Certificate Policy;
                                            Certificate Insurance Account.

                  (a) If, on or before the third Business Day prior to any Distribution Date, the Trustee determines, based on the report obtained from the Master Servicer, that (i) the Available Distribution Amount is insufficient to pay the related Monthly Interest Distributable Amount due on the Insured Certificates except for (A) any shortfalls resulting from the application of the Relief Act and (B) any Prepayment Interest Shortfalls allocated to the related Insured Certificates on such Distribution Date, or (ii) the funds that will be on deposit in the Certificate Account, to the extent distributable to the Insured Certificateholders with respect to principal on the Final Scheduled Distribution Date will be insufficient to reduce the Certificate Principal Balances of any Insured Certificates to zero, the Trustee shall draw on the related Certificate Policy the Insured Payment for each related Insured Certificate, by giving notice by telephone or telecopy of the aggregate amount of such deficiency, confirmed in writing in the form set forth as Exhibit A to the related Certificate Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the related Certificate Policy), if any, at or before 12:00 noon, New York City time, on the third Business Day prior to such Distribution Date. If, subsequent to such notice, and prior to payment by the Certificate Insurer pursuant to such notice, additional amounts are deposited in the Certificate Account, the Trustee shall reasonably promptly notify the Certificate Insurer and withdraw the notice or reduce the amount claimed, as appropriate.

                  (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of any Insured Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under a Certificate Policy in the Certificate Insurance Account and distribute such amount only for purposes of payment to Holders of the related Insured Certificates of the Insured Payment for which a claim was made. Such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Tor the Trust Fund. Amounts paid under a Certificate Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of the related Insured Certificates in accordance with Section 4.01. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payment with other funds available to make such payment. However, the amount of any payment of principal of or interest on the related Insured Certificates to be paid from funds transferred from the Certificate Insurance Account shall be noted as provided in paragraph (c) below and in the statement to be furnished to Holders of the Certificates pursuant to Section
4.02. Funds held in the Certificate Insurance Account shall not be invested by the Master Servicer, the Company or the Trustee.

         On any Distribution Date with respect to which a claim has been made under a Certificate Policy, the amount of any funds received by the Trustee as a result of any claim under the related Certificate Policy, to the extent required to make the Insured Payment on such Distribution Date shall be withdrawn from the Certificate Insurance Account and deposited in the Certificate Account and applied by the Trustee, together with the other funds to be distributed to the related Insured Certificateholders pursuant to Section 4.01, directly to the payment in full of the Insured Payment due on the related Insured Certificates. Any funds remaining in the Certificate Insurance Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

                  (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid into the Certificate Insurance Account in respect of any Insured Certificate from moneys received under any Certificate Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon two Business Day's prior notice to the Trustee.

                  (d) In accordance with the terms of each Certificate Policy, any claim on the related Certificate Policy in respect of a Preference Amount (as defined in the Certificate Policy), shall require the Trustee to obtain a certified copy of the order requiring the return of a preference payment, an opinion of counsel satisfactory to the Certificate Insurer that the order is final and not subject to appeal, and other documentation as required by the Certificate Policy. Any such opinion of counsel shall be provided at the sole expense of the Underwriter, in accordance with the terms of the Commitment Letter.

                  SECTION 12.03. Effect of Payments by the Certificate Insurer; Subrogation.

         Anything herein to the contrary notwithstanding, for purposes of this
Section 12.03, any payment with respect to principal of or interest on any Insured Certificates which is made with monies received pursuant to the terms of the related Certificate Policy shall not be considered payment of any Insured Certificates from the Trust Fund. The Master Servicer, the Company and the Trustee acknowledge, and each Holder by its acceptance of an Insured Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Master Servicer, the Company, the Trustee or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to, and each related Insured Certificateholder, the Master Servicer, the Company and the Trustee hereby delegate and assign to the Certificate Insurer, to the fullest extent permitted by law, the rights of such Holders to consent to any amendment as provided in Section 11.01 and the rights of such Holders to receive such principal and interest from the Trust Fund; provided that the Certificate Insurer shall be paid such amounts only from the sources and in the manner explicitly provided for herein.

         The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

                  SECTION 12.04. Notices and Information to the Certificate Insurer.

                  (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto, to the Rating Agencies or to the Certificateholders shall also be sent to the Certificate Insurer.

                  (c) The Master Servicer shall designate a Person who shall be available to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

                  SECTION 12.05.            Trustee to Hold Certificate Policy.

         The Trustee will hold each Certificate Policy in trust as agent for the related Insured Certificateholders for the purpose of making claims thereof and distributing the proceeds t Each Insured Certificateholder, by accepting its Certificate, appoints the Trustee as attorney-in-fact for the purpose of making claims on the related Certificate Policy. The Trustee shall surrender each Certificate Policy to the Certificate Insurer for cancellation upon the expiration of the term of the related Certificate Policy as provided in such Certificate Policy following the retirement of the related Insured Certificates.

                  SECTION 12.06.            Ratings.

         The parties hereto agree that references in this Agreement to ratings on the Certificates or interests of the Certificateholders shall be determined without regard to any Certificate Policy.


                  SECTION 12.07.            Third Party Beneficiaries.

         The Certificate Insurer shall be an express third-party beneficiary of this Agreement and shall have the right to enforce the related provisions of this Agreement as if it were a party hereto. The Optional Termination Holder shall be an express third-party beneficiary of this Agreement.

                  IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                                IMPAC SECURED ASSETS CORP.,
                                                         Company



                                                By:
                                                   -----------------------------
                                                Name:  Richard J. Johnson
                                                Title: Chief Financial Officer


                                                IMPAC FUNDING CORPORATION,
                                                         Master Servicer



                                                By:
                                                   -----------------------------
                                                Name:  Lisa A. Duehring
                                                Title: Senior Vice President


                                                WELLS FARGO BANK MINNESOTA,
                                                NATIONAL
                                                ASSOCIATION
                                                         Trustee



                                                By:
                                                   -----------------------------
                                                Name:  Peter A. Gobell
                                                Title: Assistant Vice President

STATE OF CALIFORNIA     )
                        )  ss.:
COUNTY OF ORANGE        )


                  On the __ day of March, 2001 before me, a notary public in and for said State, personally appeared Richard J. Johnson, known to me to be the Chief Financial Officer of Impac Secured Assets Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                ______________________________
                                                            Notary Public


[Notarial Seal]

STATE OF CALIFORNIA    )
                       )  ss.:
COUNTY OF ORANGE       )


                  On the __th day of March, 2001, before me, a notary public in and for said State, personally appeared Lisa A. Duehring, known to me to be a Senior Vice President of Impac Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ______________________________
                                                         Notary Public


[Notarial Seal]

STATE OF              )
                      )  ss.:
COUNTY OF             )


                  On the __th day of March, 2001, before me, a notary public in and for said State, personally appeared Peter A. Gobell, known to me to be an Assistant Vice President of Wells Fargo Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                             ______________________________
                                                         Notary Public


[Notarial Seal]

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE TRUSTEE SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE TRUSTEE SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK- ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.

Certificate No. __                      _____% Pass-Through Rate
Class A-__

Date of Pooling and Servicing           Percentage Interest: ____%
Agreement and Cut-off Date:
March 1, 2001

First Distribution Date:                Aggregate Initial [Certificate Principal
April, 2001                             Balance][Notional Amount] of the Class
                                        A-__ Certificates: $____________

Master Servicer:                        Initial [Certificate Principal
Impac Funding Corporation               Balance] [Notional Amount] of this
                                        Certificate: $____________

Assumed Final                           CUSIP _________
Distribution Date:
[March 25, 2031][April 25, 2032]
[September 25, 2003]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 2001-2

     evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class A-___ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp.

(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of [interest and] [principal], if any, required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The Initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced to the extent of [distributions allocable to principal and] any Realized Losses allocable hereto.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     [This Certificate is entitled to the benefits of an irrevocable and unconditional certificate guaranty insurance policy issued by MBIA Insurance Corporation.]

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Custodial Account and the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer and the Trustee, respectively, from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the

Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Optional Termination Holder or its assignee or designee from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof).

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated: March __, 2001                   WELLS FARGO BANK MINNESOTA,
                                                 NATIONAL ASSOCIATION,
                                                 as Trustee


                                        By:_________________________________
                                                 Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

     This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:_________________________________
                                        Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________ (Please print or typewrite name aaddres including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________

________________________________________________________________________________





Dated:                         _________________________________________________
                                    Signature by or on behalf of assignor



                                            ____________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________________ account number ____________________, or, if mailed by check, to _________________________________ Applicable statements should be mailed to _________________________________.

          This information is provided by _________________________________, the assignee named above, or _________________________________, as its agent.

                                   EXHIBIT B-1

                        FORM OF CLASS [M][B] CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, [THE CLASS M-1 CERTIFICATES][AND THE CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE SHALL INITIALLY BE ISSUED AS ONE OR MORE CERTIFICATES REGISTERED IN THE NAME OF THE DEPOSITORY OR ITS NOMINEE AND, EXCEPT AS PROVIDED BELOW, REGISTRATION OF SUCH CERTIFICATES MAY NOT BE TRANSFERRED BY THE TRUSTEE EXCEPT EXCEPT TO ANOTHER DEPOSITORY THAT AGREES TO HOLD SUCH CERTIFICATES FOR THE RESPECTIVE CERTIFICATE OWNERS WITH OWNERSHIP INTERESTS THEREIN. THE CERTIFICATE OWNERS SHALL HOLD THEIR RESPECTIVE OWNERSHIP INTERESTS IN AND TO EACH OF SUCH BOOK-ENTRY CERTIFICATES THROUGH THE BOOK-ENTRY FACILITIES OF THE DEPOSITORY AND, EXCEPT AS PROVIDED BELOW, SHALL NOT BE ENTITLED TO DEFINITIVE CERTIFICATES IN RESPECT OF SUCH OWNERSHIP INTERESTS. ALL TRANSFERS BY CERTIFICATE OWNERS OF THEIR RESPECTIVE OWNERSHIP IN THE BOOK-ENTRY CERTIFICATES SHALL BE MADE IN ACCORDANCE WITH THE PROCEDURES ESTABLISHED BY THE DEPOSITORY PARTICIPANT OR BROKERAGE FIRM REPRESENTING SUCH CERTIFICATE OWNER. EACH DEPOSITORY PARTICIPANT SHALL TRANSFER THE OWNERSHIP INTERESTS ONLY IN THE BOOK-ENTRY CERTIFICATES OF CERTIFICATE OWNERS IT REPRESENTS OR OF BROKERAGE FIRMS FOR WHICH IT ACTS AS AGENT IN ACCORDANCE WITH THE DEPOSITORY'S NORMAL PROCEDURES. THE TRUSTEE SHALL NOT BE REQUIRED TO MONITOR, DETERMINE OR INQUIRE AS TO COMPLIANCE WITH THE TRANSFER RESTRICTIONS WITH RESPECT TO THE BOOK-ENTRY CERTIFICATES, AND THE TRUSTEE SHALL HAVE NO LIABILITY FOR TRANSFERS OF OWNERSHIP INTERESTS IN THE BOOK-ENTRY CERTIFICATES MADE THROUGH THE BOOK- ENTRY FACILITIES OF THE DEPOSITORY OR BETWEEN OR AMONG DEPOSITORY PARTICIPANTS OR CERTIFICATE OWNERS, MADE IN VIOLATION OF THE APPLICABLE RESTRICTIONS.






                                      B-1-1

Certificate No. __                      ______% Pass-Through Rate

Class [M-__][B] Subordinate             Aggregate Initial [Certificate Principal
                                        Balance][Notional Amount] of the Class
                                        [M- __][B] Certificates: $______________

Date of Pooling and Servicing           Initial [Certificate Principal Balance]
Agreement and Cut-off Date:             [Notional Amount] of this Certificate:
March 1, 2001                           $_______________

First Distribution Date:                CUSIP: ______________
April 25, 2001

Master Servicer:
Impac Funding Corporation

Assumed Final Distribution Date:
March 25, 2031


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  Series 2001-2

     evidencing a percentage interest in any distributions allocable to the Class [M-__][B] Certificates with respect to the Trust Fund consisting primarily of a pool of conforming one- to four-family fixed-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance][Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance][Notional Amount] of all Class [M-__][B] Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above


                                      B-1-2

(the "Agreement") among the Company, the Master Servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest [and principal], if any) required to be distributed to Holders of Class [M- __][B] Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose. The Initial [Certificate Principal Balance][Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance][Notional Amount] hereof will be reduced to the extent of [the distributions allocable to principal and] any Realized Losses allocable hereto.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Custodial Account and the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer and the Trustee, respectively, from time to time for purposes other than distributions to Certificateholders,


                                      B-1-3
such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.



                                      B-1-4

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Optional Termination Holder or its assignee or designee from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof).

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-1-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2001                   WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                         as Trustee


                                        By: _________________________________
                                                  Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

     This is one of the Class [M-__][B] Certificates referred to in the within-mentioned Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                         as Trustee


                                        By:_________________________________
                                               Authorized Signatory


                                      B-1-6

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________ (Please print or typewrite name aaddres including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________

________________________________________________________________________________




                               _________________________________________________
Dated:                         Signature by or on behalf of assignor



                                        ________________________________________
                                            Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of _________________________________ account number __________________, or, if mailed by check, to _________________________________ Applicable statements should be mailed to _________________________________.

          This information is provided by _________________________________, the assignee named above, or _________________________________, as its agent.


                                      B-1-7

                                   EXHIBIT B-2

                          FORM OF CLASS X CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                      B-2-1

Certificate No. __
Class X                                 Initial Notional Amount of the Class X
                                        Certificates:
                                        $______________

Date of Pooling and Servicing           Initial Certificate Principal Balance
Agreement and Cut-off Date:             of this Certificate:
March 1, 2001                           $______________

First Distribution Date:
April 25, 2001

Master Servicer:                        Percentage Interest of this Certificate:
Impac Funding Corporation               ______%

Assumed Final Distribution Date:
March 25, 2031


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  Series 2001-2

     evidencing a percentage interest in any distributions allocable to the Class X Certificates with respect to the Trust Fund consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Notional Amount of this Certificate by the aggregate Initial Notional Amount of all Class X Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Wells Fargo Bank Minnesota, National Association, as trustee


                                      B-2-2

(the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class X Certificates on such Distribution Date.

     Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee either in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent at least 5 Business Days prior to the related Record Date, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

     Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Custodial Account and the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer and the Trustee, respectively, from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.



                                      B-2-3

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Company; or there shall be delivered to the Trustee and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain


                                      B-2-4
limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Optional Termination Holder or its assignee or designee from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof).

     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  March __, 2001                     WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                           as Trustee



                                           By:_________________________________
                                                Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

     This is one of the Class X Certificates referred to in the within-mentioned Agreement.

                                           WELLS FARGO BANK MINNESOTA,
                                           NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:_________________________________
                                                    Authorized Signatory






                                      B-2-6

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
             (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________
________________________________________________________________________________

Dated:______________________________


                                        _______________________________________
                                        Signature by or on behalf of assignor



                                      B-2-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________
_______________________________________________________________________________
for the account of ______________________________, account number ____________, or, if mailed by check, to ____________________________________________________
_________________. Applicable statements should be mailed to __________________
______________________________________________________________________________.

     This information is provided by _____________________________________, the assignee named above, or _______________________________________, as its agent.




                                      B-2-8

                                   EXHIBIT B-3
                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



                                      B-3-1

Certificate No. 1

Class R Senior

Date of Pooling and Servicing
Agreement and Cut-off Date:
March 1, 2001                              Percentage Interest: 100.00%

First Distribution Date:
April 25, 2001

Master Servicer:
Impac Funding Corporation

Assumed Final Distribution Date:
March 25, 2031


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 2001-2

     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of one- to four- family fixed-rate first lien mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

     This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     This certifies that _________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate stated above in certain distributions with respect to a Trust Fund, consisting primarily of a pool of one- to four-family fixed-rate first lien mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have


                                      B-3-2
the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.


     This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee for that purpose.

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     As provided in the Agreement, withdrawals from the Custodial Account and the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer and the Trustee, respectively, from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

     No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Company in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Company of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Company; or there shall be delivered to the Trustee and the Company a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Company against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

     Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or


                                      B-3-3
acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.



                                      B-3-4

     No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the purchase by the Optional Termination Holder or its assignee or designee from the Trust Fund of all remaining Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund, thereby effecting early retirement of the Certificates and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof).


     Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      B-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: March __, 2001                   WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION
                                        as Trustee


                                        By:_______________________________
                                        Authorized Signatory




                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

     This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:_______________________________
                                        Authorized Signatory


                                      B-3-6

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
             (Please print or typewrite name and address including
                          postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

     I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________________________________________________
________________________________________________________________________________

Dated:__________________________

                                        _______________________________________
                                        Signature by or on behalf of assignor



                                      B-3-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________ for the account of ____________________________________________________________________________,
account number ____________________________________, or, if mailed by check, to
___________________________________________________________________. Applicable
statements should be mailed to ________________________________________________
______________________________________________________________________________.

     This information is provided by _____________________________________, the assignee named above, or _______________________________________ , as its agent.




                                      B-3-8

                                    EXHIBIT C

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION



                                          March ___, 2001

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660

    Re: Pooling and Servicing Agreement, dated as of March 1, 2001 among Impac Secured Assets Corp., Impac Funding Corporation, and Wells Fargo Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 2001-2
          --------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession;
(ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i), (ii), (iii)(A) and
(iv) of the definition or description of "Mortgage Loan Schedule" is correct.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) or (vii) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION



                                        By: _______________________________
                                        Name:
                                        Title:

                                    EXHIBIT D

                       FORM OF TRUSTEE FINAL CERTIFICATION

                                                      __________ ____, 2001
Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660

     Re: Pooling and Servicing Agreement, dated as of March 1, 2001 among Impac Secured Assets Corp., Impac Funding Corporation, and Wells Fargo Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 2001-2
          --------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in clause (vi) or (vii) of Section
2.01 should be included in any Mortgage File. The Trustee makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Trustee.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

                                        By:_______________________________

                                        Name:
                                        Title:

                                    EXHIBIT E

                            FORM OF REMITTANCE REPORT

                             (Provided Upon Request)

                                    EXHIBIT F

                               REQUEST FOR RELEASE

To:    Wells Fargo Bank Minnesota, National Association
       1015 10th Avenue S.E.
       Minneapolis, MN  55414-0031
       Attn:   Inventory Control


       Re: Pooling and Servicing Agreement, dated as of March 1, 2001 among Impac Secured Assets Corp., Impac Funding Corporation, and Wells Fargo Bank Minnesota, National Association,
            Mortgage Pass-Through Certificates, Series 2001-2
            -------------------------------------------------------------

     In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------


Reason for Requesting Documents (check one):
-------------------------------

_______    1.   Mortgage Paid in Full

_______    2.   Foreclosure

_______    3.   Substitution

_______    4.   Other Liquidation (Repurchases, etc.)

_______    5.   Nonliquidation             Reason:___________________________

Address to which Trustee should
Deliver the  Mortgage File:          __________________________________________
                                     __________________________________________
                                     __________________________________________

                                     By:_______________________________________
                                                    (authorized signer)

                                     Issuer:____________________________________
                                     Address:___________________________________
                                             ___________________________________
                                     Date:______________________________________

Trustee
-------
Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

____________________________________      _________________
Signature                                 Date

Documents returned to Trustee:

____________________________________      _________________
Trustee                                   Date

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                    __________, 200___


Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD 21044

Attention: Impac Secured Assets Corp. Series 2001-2

            Re:   Impac Secured Assets Corp.
                  Mortgage Pass-Through Certificates, Series 2001-2, Class ___
                  ------------------------------------------------------------

Ladies and Gentlemen:

          __________ (the "Purchaser") intends to purchase from __________ (the "Seller") $__________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2001-2, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

                    1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.



                                      G-1-1

                    2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                    3. The Purchaser is (a) a substantial, sophisticated
               institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                    4. The Purchaser has been furnished with, and has had an
               opportunity to review (a) [a copy of the Private Placement Memorandum, dated March [__], 2001, relating to the Certificates
               (b)] a copy of the Pooling and Servicing Agreement and [(b)] [(c)] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                    5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in


                                      G-1-2
               any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                        Very truly yours,

                                        __________________________________
                                        (Purchaser)

                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________


                                      G-1-3

                                   EXHIBIT G-2

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                                  __________, 200___

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD 21044

Attention: Impac Secured Assets Corp. Series 2001-2

            Re:   Impac Secured Assets Corp.
                  Mortgage Pass-Through Certificates, Series 2001-2, Class ___
                  ------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the sale by __________ (the "Seller") to __________ (the "Purchaser") of $__________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2001-2, Class ____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2000 among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state


                                      G-2-1
securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        __________________________________
                                        (Seller)



                                        By:_______________________________
                                        Name:_____________________________
                                        Title:____________________________



                                      G-2-2

                                   EXHIBIT G-3

                   FORM OF RULE 144A INVESTMENT REPRESENTATION


             Description of Rule 144A Securities, including numbers:

                           Impac Secured Assets Corp.
                       Mortgage Pass-Through Certificates
                        Series 2001-2, Class ___, No. ___


          The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

          1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

               a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

               b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.



                                      G-3-1

               c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

               d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

               e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
     2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Company that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer's purchase of the Rule 144A Securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.


                                      G-3-2

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


________________________________              _________________________________
   Print Name of Transferor                           Print Name of Buyer

By:_____________________________              By:______________________________
Name:                                         Name:
Title:                                        Title:

Taxpayer Identification:                      Taxpayer Identification:

No.________________________                   No.______________________________

Date:______________________                   Date:____________________________


                                      G-3-3

                                                          ANNEX 1 TO EXHIBIT G-3
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.



                                      G-3-4

     ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in


                                      G-3-5
determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___     ___     Will the Buyer be purchasing the Rule 144A
  Yes     No      Securities only for the Buyer's own account?

          6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                        __________________________________
                                        Print Name of Buyer


                                        By:_____________________________
                                        Name:
                                        Title:

                                        Date:_____________________________


                                      G-3-6

                                                          ANNEX 2 TO EXHIBIT G-3
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.


                                      G-3-7

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        __________________________________
                                        Print Name of Buyer


                                        By:______________________________
                                        Name:
                                        Title:

                                        IF AN ADVISER:

                                        __________________________________
                                        Print Name of Buyer


                                        Date:_____________________________




                                      G-3-8

                                   EXHIBIT G-4

                         FORM OF TRANSFEROR CERTIFICATE

                                             ________________, 200__

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD 21044

Attention: Impac Secured Assets Corp. Series 2001-2

        Re:  Impac Secured Assets Corp.
             Mortgage Pass-Through Certificates
             Series 2001-2, Class __
             ----------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the sale by ___________________________ (the "Seller") to _____________________________ (the
"Purchaser") of a ___% Percentage Interest in the Mortgage Pass-Through Certificates, Series 2001-2, Class R (the "Certificates"), issued pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001, among Impac Secured Assets Corp., as company (the "Company"), Impac Funding Corporation, as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section


                                      G-4-1

1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

                                        Very truly yours,

                                        __________________________________
                                        (Seller)

                                        By:__________________________________
                                        Name:_____________________________
                                        Title:_______________________________


                                      G-4-2

                                   EXHIBIT G-5

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT



STATE OF                )
                 : ss.:
COUNTY OF               )


          ___________________, being first duly sworn, deposes, represents and warrants:

          1. That he/she is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of ___________] [the United States], (the "Owner"), (record or beneficial owner of the Class R Certificates (the "Class R Certificates") on behalf of which he/she makes this affidavit and agreement). This Class R Certificate was issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2001 among Impac Secured Assets Corp., as company, Impac Funding Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee").

          2. That the Owner (i) is not and will not be a "disqualified organization" as of _______________[date of transfer] within the meaning of
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and
(iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for Freddie Mac, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of


                                      G-5-1
liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          8. The Owner's Taxpayer Identification Number is ______________.

          9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.



                                      G-5-2

          11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, provided that with respect to any partnership or other entity treated as a partnership for United States federal income tax purposes, all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          14. (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

          (b) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

          In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such


                                      G-5-3

Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a) or (b) above.

          Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.



                                      G-5-4

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ____________, ____.


                                                [NAME OF OWNER]


                                       By:__________________________________
                                                [Name of Officer]
                                                [Title of Officer]

[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

             Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that such person executed the same as such person's free act and deed and the free act and deed of the Owner.

             Subscribed and sworn before me this ___ day of _____________, 200__.



                                        __________________________________
                                                     NOTARY PUBLIC

                                        COUNTY OF STATE OF My Commission
                                        expires the ____ day of _______,
                                        200__.

                                    EXHIBIT H

                             MORTGAGE LOAN SCHEDULE

                             (Provided Upon Request)

                                    EXHIBIT I

                      SELLER REPRESENTATIONS AND WARRANTIES

Seller's Representations Assigned by Company to Trustee

          Representations and Warranties. Pursuant to the Mortgage Loan Purchase Agreement, the Seller has made certain representations and warranties to the Company. The Seller shall confirm such representations and warranties and shall deliver a Seller's Warranty Certificate and an Officers' Certificate on the Closing Date (i) reaffirming such representations and warranties and (ii) specifically restating and reaffirming the following representations and warranties as of such date. The following representations are, pursuant to the Pooling and Servicing Agreement, assigned by the Company to the Trustee for the benefit of the Certificateholders, together with the related repurchase rights specified in the Mortgage Loan Purchase Agreement. Pursuant to the Mortgage Loan Purchase Agreement, the Seller's Warranty Certificate and related Officer's Certificate, the Seller affirms each such representation and warranty and agrees, consents to and acknowledges the assignment thereof to the Trustee. All capitalized terms herein shall have the meanings assigned in the Pooling and Servicing Agreement and the Seller's Warranty Certificate, as applicable.

          The Seller hereby represents and warrants to the Company and Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

          (i) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

          (ii) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

          (iii) the Mortgage File for each Mortgage Loan contains a true and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

          (iv) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

          (v) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and DE MINIMIS PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and
          (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (vi) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due;

          (vii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in
          (xii) below;

          (viii) as of the Cut-off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, (ii) no Mortgage Loan had been delinquent for 60 days or more during the preceding 12 months and (iii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

          (ix) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (x) to Seller's knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

          (xi) to the best of Seller's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; and each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (xii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of Seller's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

          (xiii) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

          (xiv) (i) the Loan-to-Value Ratio of each Mortgage Loan at origination was not more than 97.00%; (ii) except with respect to approximately 0.27% of the Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date), each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80.00% will be insured by one of the following: (a) a Primary Insurance Policy issued by a private mortgage insurer or (b) a Radian Lender-Paid PMI Policy. 96.25% of the Mortgage Loans will be insured by the GEMICO Policy. Claims on insured Mortgage Loans will reduce uninsured exposure to an amount equal to 50% of the lesser of the appraised value or purchase price, as the case may be, of the related Mortgaged Property. Each Primary Insurance Policy will insure against default under each insured Mortgage Note as follows: (i) for which the outstanding principal balance at origination of such Mortgage Loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Allowable Claim and (ii) for which the outstanding principal balance at origination of such Mortgage Loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 30.00% of the Allowable Claim. Each Radian Lender-Paid PMI Policy will insure against default under each insured

          Mortgage Note related to a covered Mortgage Loan as follows: (A) for which the outstanding principal balance at origination of such Mortgage Loan is at least 80.01% and up to and including 89.99% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by such Radian Lender-Paid PMI Policy in an amount equal to at least 22.00% of the Allowable Claim, (B) for which the outstanding principal balance at origination of such Mortgage Loan is at least 90.00% and up to and including 95.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by such Radian Lender-Paid PMI Policy in an amount equal to at least 25.00% of the Allowable Claim and (C) for which the outstanding principal balance at origination of such Mortgage Loan is at least 95.01% and up to and including 97.00% of the lesser of the Appraised Value and the sales price, such Mortgage Loan is covered by such Radian Lender-Paid PMI Policy in an amount equal to at least 35.00% of the Allowable Claim. The "Appraised Value" is the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan. The "Allowable Claim" for any Mortgage Loan covered by a Primary Insurance Policy or a Radian Lender-Paid PMI Policy is the current principal balance of such Mortgage Loan plus accrued interest and allowable expenses at the time of the claim;

          (xv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a complete copy of such appraisal is contained in the Mortgage File;

          (xvi) on the basis of a representation by the borrower at the time of origination of the Mortgage Loans, at least 91.05% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on owner-occupied primary residence properties;

          (xvii) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

          (xviii) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of Seller's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xix) to the extent required under applicable law, each conduit seller and subsequent mortgagee or servicer of the Mortgage Loans was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan; and any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with the servicing standard set forth in
          Section 3.01 of the Pooling and Servicing Agreement and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether the creation of such Mortgage Loan and servicing was done by the Seller, its affiliates, or any third party which created the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

          (xx) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and, to Seller's knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

          (xxi) except with respect to holdbacks required by certain Mortgage Loans which holdbacks create a fund for (i) the repair of Mortgaged Property due to damage from adverse weather conditions, or (ii) the completion of new construction, or both, the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xxii) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or
          (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

          (xxiii) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (xxiv) to Seller's knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxv) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended;

          (xxvi) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xxvii) to Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (xxviii) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (xxix) except with respect to 3.02% of the Mortgage Loans (by aggregate principal balance) which provide for a balloon payment, each Mortgage Note contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 30 years;

          (xxx) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

          (xxxi) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four- family dwelling, or an individual condominium unit in a condominium project or a townhouse, a condohotel, an individual unit in a PUD or an individual unit in a DE MINIMIS PUD;

          (xxxii) no Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit, PUD or DE MINIMIS PUD conforms with Progressive Loan Series Program requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit, PUD or DE MINIMIS PUD is acceptable to the Seller;

          (xxxiii) as of the Cut-off Date, the Mortgage Rate of each Mortgage Loan was not less than 6.625% per annum and not more than 14.250% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was approximately 9.257% per annum;

          (xxxiv) measured by principal balance, no more than 6.70% of the Mortgage Loans are secured by an individual unit in a condominium project or hi-rise, and at least 85.06% of the Mortgage Loans are secured by real property with a detached single-family residence erected thereon, including DE MINIMIS PUDs;

             (xxxv) as of the Cut-off Date, the remaining term to scheduled maturity of each Mortgage Loan is not less than 173 months and not more than 360 months;

             (xxxvi) as of the Cut-off Date, no more than 23.39% (by aggregate principal balance) of the Mortgage Loans are cash-out refinances;

             (xxxvii) as of the Cut-off Date, no more than 9.24% (by aggregate principal balance) of the Mortgage Loans are rate and term refinances;

             (xxxviii) as of the Cut-off Date, no fewer than 67.25% (by aggregate principal balance) of the Mortgage Loans are purchase money loans;

             (xxxix) as of the Cut-off Date, no more than 36.89% and 17.17% of the Mortgage Loans (by aggregate principal balance) are secured by properties located in the states of California and Florida, respectively;

             (xl) as of the Cut-off Date, the principal balances of the Mortgage Loans range from approximately $27,975 to approximately $719,452, and the average unpaid principal balance is $156,785.

             (xli) with respect to Mortgaged Properties at the time of origination of the related Mortgage Loans, measured by aggregate unpaid principal balance as of the Cut-off Date, at least 91.05% of the Mortgaged Properties are owner occupied primary residences, no more than 1.94% of the Mortgaged Properties are second homes and no more than 7.01% of the Mortgaged Properties are investor owned properties;

             (xlii) as of the Cut-off Date, none of the Mortgage Loans (by aggregate principal balance) are Buydown Mortgage Loans;

             (xliii) each Mortgage Loan constitutes a "qualified mortgage" under
          Section 860G(a)(3)(A) of the Code and Treasury Regulation Section 1.860G-2(a)(1);

             (xliv) with respect to each Mortgage Loan directly originated by the Seller (and not through a third-party broker or other third party) as of the Closing Date, to the best of Seller's knowledge, there has been no fraud, misrepresentation or dishonesty with respect to the origination of any Mortgage Loan; and

             (xlv) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders (without regard to any certificate policy) was utilized in selecting the Mortgage Loans.

                                    EXHIBIT J

      FORM OF NOTICE UNDER SECTION 3.25 OF POOLING AND SERVICING AGREEMENT


     March __, 2001


Wells Fargo Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044

        Re:    Impac Secured Assets Corp.
               Mortgage Pass-Through Certificates
               Series 2001-2
               ----------------------------------

          Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of March 1, 2001, relating to the Certificates referenced above, the undersigned does hereby notify you that:

          (a) The prepayment assumption used in pricing the Certificates with respect to the Mortgage Loans in Series 2001-2 consisted of a Prepayment Assumption (the "Prepayment Assumption") of 100% per annum.

          (b) With respect to each Class of Certificates comprising the captioned series, set forth below is (i), the first price, as a percentage of the Certificate Principal Balance or Notional Amount of each Class of Certificates, at which 10% of the aggregate Certificate Principal Balance or Notional Amount of each such Class of Certificates was first sold at a single price, if applicable, or (ii) if more than 10% of a Class of Certificates have been sold but no single price is paid for at least 10% of the aggregate Certificate Principal Balance or Notional Amount of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold expressed as a percentage of the Certificate Principal Balance or Notional Amount of such Class of Certificates, (iii) if less than 10% of the aggregate Certificate Principal Balance or Notional Amount of a Class of Certificates has been sold, the purchase price for each such Class of Certificates paid by Credit Suisse First Boston Corporation (the "Underwriter") expressed as a percentage of the Certificate Principal Balance or Notional Amount of such Class of Certificates calculated by: (1) estimating the fair market value of each such Class of Certificates as of March 29, 2001; (2) adding such estimated fair market value to the aggregate purchase prices of each Class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each Class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates purchased by it; and (5) for each Class of Certificates, dividing the product obtained from such Class of Certificates in clause (4) by the initial Certificate Principal Balance or Notional Amount of such Class of Certificates or (iv) the fair market value (but not less than zero) as of the Closing Date of each Certificate of each Class of Certificates retained by the Company or an affiliate corporation, or delivered to the seller:

Series 2001-2
-------------
Class A-1:       ____________________
Class A-2:       ____________________
Class A-3:       ____________________
Class A-4:       ____________________
Class A-5:       ____________________
Class A-IO:      ____________________
Class M-1:       ____________________
Class M-2:       ____________________
Class B:         ____________________



          The prices and values set forth above do not include accrued interest with respect to periods before the closing.

                                      IMPAC SECURED ASSETS CORP.


                                      By:___________________________________
                                      Name:
                                      Title:

                                    EXHIBIT K

                              IMPAC SERVICING GUIDE

                             (Provided Upon Request)

                                    EXHIBIT L

                                  GEMICO POLICY

                                    EXHIBIT M

                     CERTIFICATE GUARANTY INSURANCE POLICIES





                                       M-1